

                        As filed with the Securities and Exchange Commission on July 13, 2001

                                                                                           Registration No. 333-

                                                  SECURITIES AND EXCHANGE COMMISSION

===================================================================================================================
                                                       Washington, D.C. 20549
                                                       -----------------------

                                                              FORM S-3
                                                       REGISTRATION STATEMENT
                                                               UNDER
                                                      THE SECURITIES ACT OF 1933
                                                    -----------------------------

                                COX COMMUNICATIONS, INC.                                      COX TRUST I
                 (Exact name of Registrant as specified in its charter)   (Exact name of Registrant as specified in its trust
                                                                                              agreement)
                                        Delaware                                               Delaware
                            (State or other jurisdiction of                         (State or other jurisdiction of
                             incorporation or organization)                         incorporation or organization)
                                       58-2112251                                             58-6395524
                                    (I.R.S. Employer                                       (I.R.S. Employer
                                  Identification No.)                                     Identification No.)

                                    ------------------------------------------------------------------------
                                                             1400 Lake Hearn Drive
                                                             Atlanta, Georgia 30319
                                                                 (404) 843-5000
                                         (Address, including zip code, and telephone number, including, area code, of Registrants' principal executive offices)
                                    -------------------------------------------------------------------------

                                                                 Jimmy W. Hayes
                                                           Executive Vice President,
                                                           Finance and Administration
                                                                      and
                                                            Chief Financial Officer
                                                            Cox Communications, Inc.
                                                             1400 Lake Hearn Drive
                                                             Atlanta, Georgia 30319
                                                                 (404) 843-5000
                                      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                             -----------------------

                                             Please address a copy of all communications to:

                                                                Stuart A. Sheldon
                                                                Thomas D. Twedt
                                                           Dow, Lohnes & Albertson, PLLC
                                                           1200 New Hampshire Avenue, NW
                                                           Washington, D.C. 20036
                                                                (202) 776-2000
                                                           --------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration
Statement, as determined by market conditions.
                                                           ---------------------------

   If the only  securities  being  registered  on this form are being  offered  pursuant  to  dividend  or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans,
check the following box. |X|
   If this form is filed to  register  additional  securities  for an offering  pursuant  to Rule 462(b)  under the Securities Act, please check the following box and list the Securities Act  registration  statement  number of the earlier effective registration statement for the same offering.  [ ]
   If this form is a  post-effective  amendment  filed pursuant to Rule 462(c) under the Securities  Act, check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration statement for the same
offering.   [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|




                                              CALCULATION OF REGISTRATION FEE



===================================================== =================== =============================== ======================
                                                       Aggregate Amount              Proposed Maximum
                                                            to be
                   Title of Each Class of                                                Aggregate              Amount of
                                                      Registered (1) (2)                                    Registration Fee
               Securities to be Registered(1)                                       Offering Price (2)
----------------------------------------------------- ------------------- ------------------------------- ----------------------
----------------------------------------------------- ------------------- ------------------------------- ----------------------
       Class A common stock, par value $1.00 per
          share......................................
       Rights to Purchase Class A common stock,
          preferred stock or debt securities.........
       Preferred stock, par value $1.00 per share....
       Stock Purchase Contracts of Cox
          Communications, Inc........................
       Stock Purchase Units of Cox Communications,
          Inc. ......................................
       Debt Securities of Cox Communications, Inc. ..
       Trust Preferred Securities of Cox Trust I.....       $500,000,000              $500,000,000
       Junior Subordinated Debentures of Cox
           Communications, Inc. (3) .................
       Cox Communications, Inc. guarantees with
           respect to the Trust Preferred Securities
           (4) ......................................
-----------------------------------------------------
----------------------------------------------------- ------------------- ------------------------------- ----------------------
         Total...................................           $500,000,000              $500,000,000                   $125,000
----------------------------------------------------- ------------------- ------------------------------- ----------------------
----------------------------------------------------- ------------------- ------------------------------- ----------------------

===================================================== =================== =============================== ======================


(1) Such indeterminate number or amount of Class A common stock, preferred stock, stock purchase contracts, stock purchase units, debt securities, rights to purchase Class A common stock, preferred stock or debt securities and junior subordinated debentures of
Cox Communications, Inc., and trust preferred securities of Cox Trust I, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $2 billion or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) United States dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies estimated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(o), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(3) Junior subordinated debentures or other debt securities may be issued and sold to Cox Trust I in connection with the issuance of trust preferred securities by Cox Trust I, in which event such junior subordinated debentures or other debt securities may later be distributed to holders of the trust preferred securities upon dissolution and liquidation of Cox Trust I. No separate consideration will be received for the junior subordinated debentures or other debt securities of Cox Communications, Inc. distributed upon any liquidation of Cox Trust I.

(4) Cox Communications, Inc. is also registering under this Registration Statement all other obligations that it may have with respect to trust preferred securities issued by Cox Trust I.  No separate consideration will be received for the guarantees of Cox
Communications, Inc. or any of its other obligations.

                                                 -------------------------

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration
Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained in this Registration Statement is a combined prospectus and relates to $1,500,000,000 of unsold securities registered on Registration Statement Nos. 333-54450 and
333-54450-01 previously filed by the Registrants on Form S-3 and declared effective on February 2, 2001, as well as the securities being registered herein. This Registration Statement constitutes Post Effective Amendment No. 1 to Registration Statement Nos.
333-54450 and 333-54450-01, and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933.


                   SUBJECT TO COMPLETION, DATED JULY 13, 2001


                                 $2,000,000,000

                            COX COMMUNICATIONS, INC.
                              Class A Common Stock

                                 Preferred Stock

                            Stock Purchase Contracts

                              Stock Purchase Units
                                 Debt Securities

                         Junior Subordinated Debentures

                                   COX TRUST I
                           Trust Preferred Securities
                      Fully and Unconditionally Guaranteed
                    to the Extent Provided in this Prospectus
                                       by
                            COX COMMUNICATIONS, INC.



         This prospectus is part of a shelf registration statement that Cox Communications, Inc., which we refer to as Cox, and Cox Trust I have filed with the Securities and Exchange Commission. Under the shelf registration statement, Cox may offer: shares of Class A common stock; shares of preferred stock; stock purchase contracts to purchase shares of Class A common stock; stock purchase units; unsecured debentures, notes, bonds or other evidences of indebtedness; and rights to purchase Class A common stock, preferred stock or debt securities, and Cox Trust may offer its trust preferred securities. The aggregate initial public offering price of all securities offered by Cox and Cox Trust under this shelf registration statement will not exceed $2.0 billion, including the U.S. dollar equivalent of securities denominated in one or more foreign currencies, foreign currency units or composite currencies.

         Under the shelf registration process, we may sell the securities from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale. Cox's debt securities may be issuable in global form, in registered form without coupons attached, or in bearer form with or without coupons attached.

         Our Class A common stock is listed on the New York Stock Exchange under the symbol "COX."

         In addition to Class A common stock, Cox also has shares of Class C common stock issued and outstanding. The rights of holders of Class A common stock and Class C common stock differ with respect to some aspects of convertibility and voting. Cox will not offer or sell any shares of Class C common stock under this prospectus.

         This prospectus provides a general description of the securities Cox and Cox Trust may offer. Each time Cox sells a particular series of debt securities or preferred stock, shares of Class A common stock, stock purchase contracts or stock purchase units or Cox Trust sells trust preferred securities, it will provide a prospectus supplement which will contain the specific terms of the securities being offered at that time. Unless otherwise specified in the prospectus supplement, the debt securities will be senior debt securities of Cox.

         The prospectus supplement may add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement in conjunction with the additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                     The date of this prospectus is , 2001.

                                TABLE OF CONTENTS




COX COMMUNICATIONS, INC..........................................................................................1

COX TRUST I......................................................................................................2

USE OF PROCEEDS..................................................................................................3

RATIO OF EARNINGS TO FIXED CHARGES...............................................................................3

DESCRIPTION OF CAPITAL STOCK.....................................................................................4

DESCRIPTION OF DEBT SECURITIES...................................................................................7

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES...................................................................17

DESCRIPTION OF TRUST PREFERRED SECURITIES.......................................................................24

DESCRIPTION OF PREFERRED SECURITIES GUARANTEE...................................................................31

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND
         THE PREFERRED SECURITIES GUARANTEE.....................................................................34

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS................................................36

DESCRIPTION OF RIGHTS TO PURCHASE CLASS A COMMON STOCK, PREFERRED STOCK OR DEBT SECURITIES......................37

PLAN OF DISTRIBUTION............................................................................................38

LEGAL MATTERS...................................................................................................39

EXPERTS.........................................................................................................39

WHERE YOU CAN FIND MORE INFORMATION.............................................................................39

INFORMATION INCORPORATED BY REFERENCE...........................................................................40



     This prospectus, as well as information incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. Forward-looking statements include, but are not limited to, statements relating to our future plans, earnings, objectives, expectations, performance and similar projections, as well as any facts or assumptions underlying these statements or projections. Actual results and events could differ materially from those contemplated by these forward-looking statements as a result of various risks and uncertainties such as those risks described in our annual report on Form 10-K for the year ended December 31, 2001 and in our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained or incorporated by reference in this prospectus will in fact transpire. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement, or information contained in documents we previously filed with the Securities and Exchange Commission and incorporate by reference in this prospectus, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

                            COX COMMUNICATIONS, INC.

     Cox Communications, Inc. is one of the nation's largest multi-service advanced communications companies with U.S. broadband network operations and investments focused on cable programming, telecommunications and technology.

     Cox's business strategy is to utilize the technological capabilities of its advanced broadband network, its strong locally and regionally clustered cable systems and its longstanding commitment to superior customer service to provide an array of entertainment and communications services to both residential and commercial customers in its markets. Today, these services primarily include analog and digital video, high-speed Internet access and local and long-distance telephone. Additional services could include video-on-demand, Internet to the television, targeted advertising and other types of interactive and e-commerce applications.

     In addition, Cox has sought to utilize its expertise and position as one of the nation's premier broadband communications companies to invest in programming, telecommunications and technology companies which are complementary to Cox's business strategy. Cox believes that these investments have contributed to the growth of its broadband communications business and that its leadership position in the industry has facilitated the growth of these investments. Cox seeks to utilize insights gained from the integrated operations of its cable systems and related programming, telecommunications and technology investments to continue its leadership in the broadband communications industry by anticipating and capitalizing upon long-term industry trends.

     Cox is an indirect 67.8% majority-owned subsidiary of Cox Enterprises, Inc. Cox Enterprises, a privately-held corporation headquartered in Atlanta, Georgia, is one of the largest diversified media companies in the U.S. with consolidated revenues in 2000 approaching $8.0 billion. Cox Enterprises, which has a 103-year history in the media and communications industry, publishes 18 daily newspapers and owns or operates 15 television stations. Through its indirect majority-owned subsidiary, Cox Radio, Inc., Cox Enterprises will own or operate or provide sales and marketing services for 82 radio broadcast stations, upon consummation of all announced pending transactions. Cox Enterprises is also an operator of wholesale auto auctions through Manheim Auctions, Inc., an indirect wholly-owned subsidiary.

     Cox's principal executive offices are located at 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319. Cox's telephone number is (404) 843-5000.

                                   COX TRUST I

     Cox Trust I is a statutory business trust created under Delaware law pursuant to:

     1. a declaration of trust executed by Cox as sponsor for Cox Trust and by the initial trustees of Cox Trust; and

     2. the filing of a certificate of trust with the Delaware Secretary of State on July 7, 1999. Cox Trust exists for the exclusive purposes of:

          o issuing and selling trust preferred securities representing undivided beneficial interests in the assets of Cox Trust and trust common securities representing undivided beneficial interests in the assets of Cox Trust;

          o using the proceeds from the sale of such trust securities to acquire the related junior subordinated debentures or other debt securities of Cox; and

          o engaging only in those other activities necessary, advisable or incidental to these purposes.

     Cox's junior subordinated debentures or other debt securities, as the case may be, will be the sole assets of Cox Trust and, accordingly, payments under the corresponding junior subordinated debentures or other debt securities, as the case may be, will be the sole revenues of Cox Trust.

     All of the trust common securities of Cox Trust will be owned by Cox and will rank equally, and payments will be made on trust common securities pro rata, with the trust preferred securities of Cox Trust, except that upon the occurrence and continuance of an event of default under the declaration of trust resulting from an event of default under the junior subordinated debenture indenture, the rights of Cox as the trust common securities holder to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of trust preferred securities of Cox Trust. See "Description of Trust Preferred Securities -- Subordination of Trust Common Securities." Cox will acquire trust common securities of Cox Trust in an aggregate liquidation amount equal to at least 3% of the total capital of Cox Trust. Cox Trust will dissolve on the date specified in the applicable prospectus supplement, but may dissolve earlier as provided in the declaration of trust.

     Cox Trust's business and affairs are conducted by trustees who are appointed by Cox as the trust common securities holder. Unless otherwise specified in the prospectus supplement, the issuer trustees for Cox Trust will be The Bank of New York, as property trustee, The Bank of New York (Delaware), as Delaware trustee, and three individual trustees, who are referred to as administrative trustees, who are officers or employees of Cox. The Bank of New York, as property trustee, will act as sole indenture trustee under the declaration of trust. The Bank of New York will also act as indenture trustee under the preferred securities guarantee and the junior subordinated debenture indenture. See "Description of Preferred Securities Guarantee," "Description of Debt Securities" and "Description of Junior Subordinated Debentures." The trust common securities holder of Cox Trust or, if an event of default under the declaration of trust has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities of Cox Trust will be entitled to appoint, remove or replace Cox Trust's property trustee and/or the Delaware trustee. In no event will the holders of trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in Cox as the trust common securities holder. The duties and obligations of the trustees will be governed by the declaration of trust.

     Cox, as issuer of the junior subordinated debentures or other securities, will pay all fees, expenses, debts and obligations (other than payments in respect of trust securities) related to Cox Trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of Cox Trust (other than payments in respect of trust securities).

     The principal executive office of Cox Trust is c/o Cox Communications, Inc., 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319.

                                 USE OF PROCEEDS

     Unless we state otherwise in the  accompanying  prospectus  supplement,  we intend to use the net proceeds from the sale of the securities offered in such prospectus supplement for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. We may borrow additional funds from time to time from public and private sources on both a long-term and short-term basis and may sell commercial paper to fund our future capital and working capital requirements in excess of internally generated funds.

     The proceeds from the sale of trust preferred securities by Cox Trust will be invested in the junior subordinated debentures or other debt securities of Cox. Except as may otherwise be described in the prospectus supplement relating to such trust preferred securities, Cox expects to use the net proceeds from the sale of such junior subordinated debentures or other debt securities to Cox Trust for general corporate purposes. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described therein.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of Cox for the periods indicated:

                                                                                            Three Months Ended

                                   Year Ended December 31,                                       March 31,
      1996              1997             1998             1999            2000             2000             2001
      ----              ----             ----             ----            ----             ----             ----
      1.5x              2.0x             12.3x            5.5x            5.3x             9.3x             1.0x


     Earnings for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 and for the three months ended March 31, 2000 and 2001 include $4.6 million, $116.6 million, $2.5 billion, $1.6 billion, $3.3 billion, $1.8 billion and $151.9 million, respectively, of net gain on sale and exchange of cable systems, net investment gains and net loss on derivative instruments.

     For purposes of this computation, earnings are defined as income before income taxes and, excluding losses and undistributed earnings on equity method investments, minority interests and fixed charges excluding capitalized interest. Fixed charges are the sum of:

          o interest cost including capitalized interest and amortization of debt premiums, discounts and capitalization expenses related to indebtedness;

          o    estimated interest component of rent expense; and

          o distributions on capital and preferred securities of subsidiary trusts.

     While we have a series of preferred stock outstanding, the holders of such preferred stock are entitled to dividends only when, and to the extent that, our board of directors declares such dividends. Our board has never declared a dividend on our preferred stock and does not intend to do so in the foreseeable future. Accordingly, the data in the above table also represents our combined ratio of earnings to fixed charges and preferred stock dividends for the periods presented.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of Cox's capital stock sets forth general terms and provisions of the particular issuance of capital stock to which any prospectus supplement may relate. The prospectus supplement will describe the particular terms of any sale of capital stock and the extent, if any, to which such general provisions will not apply to such sale. The following description also sets forth selected provisions of Cox's certificate of incorporation, as amended, and bylaws. This description is a summary only and is qualified in its entirety by Cox's certificate of incorporation and bylaws, which are incorporated as exhibits to the registration statement of which this prospectus is a part.

     Cox's certificate of incorporation authorizes it to issue 671,000,000 shares of Class A common stock, par value $1.00 per share, 62,000,000 shares of Class C common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.

     Common Stock

     Except with respect to voting, transfer and convertibility, shares of Class A common stock and shares of Class C common stock are identical in all respects. Class A common stockholders are entitled to one vote per share, while Class C common stockholders are entitled to ten votes per share. The shares of Class C common stock are subject to significant transfer restrictions.

     Voting. The Class A common stockholders and the Class C common stockholders vote together as a single class on all actions, except that the affirmative vote of the holders of a majority of outstanding shares of Class A common stock and Class C common stock voting separately as a class is required:

          o to approve any amendment to Cox's certificate of incorporation that would alter or change the powers, preferences or special rights of such class in a way that adversely affects the holders of such class; and

          o to approve such other matters as may require a class vote under the Delaware General Corporation Law.

     Dividends and Other Distributions. Each share of common stock is equal in respect of dividends and other distributions in cash, stock or property, including distributions upon Cox's liquidation or a sale of all or substantially all of Cox's assets. However, in the case of dividends or other distributions payable on either class of common stock in shares of such stock, including distributions pursuant to stock splits or dividends, only Class A common stock will be distributed with respect to outstanding Class A common stock and only Class C common stock will be distributed with respect to outstanding Class C common stock. Neither of the Class A common stock nor the Class C common stock will be split, divided or combined unless each other class is proportionately split, divided or combined.

     Cox has never declared or paid cash dividends on its Class A common stock and currently intends to retain any future earnings for use in developing and operating its businesses. Accordingly, Cox does not expect to pay cash dividends on the Class A common stock in the foreseeable future.

     Restrictions on Transfer of Class C Common Stock; Convertibility of Class C Common Stock into Class A Common Stock. Cox Holdings, Inc. and Cox DNS, Inc. hold all of the shares of Class C common stock currently outstanding. Cox Holdings and Cox DNS are wholly-owned subsidiaries of Cox Enterprises. Shares of the Class C common stock are convertible at any time, or from time to time, at the Class C stockholder's option, into Class A common stock on a share-for-share basis. Shares of Class C common stock will be converted automatically into shares of Class A common stock on a share-for-share basis:

          o at any time Cox's board of directors and the holders of a majority of the shares of Class C common stock then outstanding approve conversion of all shares of Class C common stock into Class A common stock;

          o if the Class A common stock is precluded from trading on any national securities exchange or national quotation system as a result of the Class C common stock's existence;

          o upon election by Cox's board of directors in connection with their approval of any sale or lease of all or substantially all of Cox's assets or any merger, consolidation, liquidation or dissolution of Cox; or

          o upon election by Cox's board of directors, after the board has determined there has been a material adverse change in the outstanding Class A common stock's liquidity, marketability or market value due to its exclusion from a national exchange or quotation system or due to federal or state legal requirements, in either case because of the Class C common stock's existence.

     Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of Cox, whether voluntary or not, the Class A common stockholders and the Class C common stockholders shall be entitled to share ratably, according to their respective interests, in Cox's assets which remain after payment, or provision for payment, of Cox's debts and other liabilities and the preferential amounts due to the holders of any stock ranking prior to the common stock in the distribution of assets.

     Preferred Stock

     Cox may issue preferred stock in series with such designations, powers, preferences and other rights and qualifications, limitations and restrictions as Cox's board of directors may authorize, without further action by Cox's shareholders, including but not limited to:

          o the distinctive designation of each series and the number of shares that will constitute the series;

          o    the voting rights, if any, of shares of the series;

          o the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates on which dividends are payable;

          o the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

          o the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

          o any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of Cox or the distribution of its assets; and

          o the prices or rates of conversion at which, and the terms and conditions on which, the shares of such series may be converted into other securities, if such shares are convertible.

     Series A Convertible Preferred Stock

     In October 1998, Cox completed the acquisition of a cable television system located in Las Vegas, Nevada, and certain related businesses previously owned by Prime South Diversified, Inc. Cox issued shares of Series A preferred stock as part of the consideration for the acquisition.

     Dividends. Series A preferred stockholders are entitled to dividends only when, and to the extent that, Cox's board of directors declares such dividends.

     Voting. Series A preferred stockholders are entitled to one vote per share, and such holders vote together with the holders of Class A common stock and Class C common stock on all matters upon which the holders of the Class A common stock and Class C common stockholders are entitled to vote.

     Conversion. Shares of the Series A preferred stock are convertible into shares of Class A common stock at the Series A preferred stockholders' option only after October 1, 2003, a change in control of Cox or notification of liquidation, whichever event occurs first. Shares of the Series A preferred stock are convertible into shares of Class A common stock according to a formula based upon 20.0% of the fair value of Cox's Las Vegas cable system and the average closing price of the Class A common stock over a specified ten-day period. Shares of the Series A preferred stock will convert automatically into shares of Class A common stock, if the Las Vegas cable system makes a distribution on its capital stock or upon the sale of all or substantially all of Cox's assets, according to the formula described above. Cox anticipates that appreciation realized upon conversion of the Series A preferred stock into Class A common stock will be accounted for as contingent purchase price in accordance with APB Opinion No. 16, "Business Combinations."

     Redemption. At any time after October 1, 2028 or in the event that certain holders of the Series A preferred stock no longer hold the investment power with respect to at least 50% of the then outstanding shares of Series A preferred stock, Cox may redeem all, but not less than all, of the outstanding shares of Series A preferred stock at a price per share of $44.275 plus any accrued and unpaid dividends.

     Right of First Offer for Series A preferred stock. The holders of the Series A preferred stock have agreed that, prior to any sale of shares of Series A preferred stock, such shares will be offered to Cox. Additionally, the holders of the Series A preferred stock have agreed to sell shares of Series A preferred stock only for cash.

     Anti-Takeover Provisions

     Cox's certificate of incorporation contains a supermajority provision requiring that business combination transactions between Cox and persons who beneficially own 5% or more of Cox's voting stock, referred to as related persons, be approved by the holders of at least 80% of Cox's voting stock as well as the holders of a majority of the voting stock held by persons other than related persons. This voting provision does not apply to any business combination which is approved by a majority of Cox's directors that are unaffiliated with the related persons. Additionally, the 80% voting requirement does not apply to business combinations in which Cox's stockholders are to receive, in exchange for their capital stock, cash, securities or other property, assuming certain fair price standards are met, as more fully described in Article IX of Cox's certificate of incorporation. This voting provision may make it more difficult for a party to effect a business combination with Cox.

     Section 203 of the Delaware General Corporation Law prohibits Cox from engaging in a business combination with an interested stockholder. This restriction applies for three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales and other transactions resulting in a financial benefit to an interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns, or within the past three years did own, 15% or more of Cox's voting stock. Section 203 could delay, defer or prevent a change in control of Cox. It might also reduce the price that investors might be willing to pay in the future for shares of common stock.

     Transfer Agent

     The transfer agent and registrar for the Class A common stock is First Chicago Trust Company of New York, a division of EquiServe.


                         DESCRIPTION OF DEBT SECURITIES

General

     The following description of the terms of the debt securities sets forth selected general terms and provisions of the particular issuance of debt securities to which any prospectus supplement may relate. The prospectus supplement will describe the particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to those debt securities.

     The debt securities will be issued from time to time in series under an indenture, dated as of June 27, 1995, as supplemented, between Cox and The Bank of New York, as trustee. A copy of the indenture, as supplemented, is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

     The indenture provides that Cox may issue debt securities from time to time in one or more series and does not limit the aggregate principal amount of debt securities Cox may issue. The following summary of selected provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of selected terms which it contains as well as those terms which the Trust Indenture Act of 1939, as amended, requires be incorporated.

     Cox refers you to the prospectus supplement for the following terms and other possible terms of each series of debt securities in respect of which this prospectus is being delivered, to the extent such terms are applicable to such debt securities:

          o    the  classification,   specific   designation,   date,  aggregate
               principal amount, purchase price and denomination of the debt securities;

          o the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest will or may be payable;

          o the formula, if any, upon which Cox may determine from time to time the principal amount of debt securities outstanding;

          o    any date of maturity, which may be fixed or extendible;

          o the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

          o the dates on which any interest will be payable, Cox's right, if any, to extend or defer the interest period and the duration of extensions or deferrals;

          o the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

          o any repayment, redemption, prepayment or sinking fund provisions and any provisions related to the purchase of debt securities at the option of the holders;

          o whether the debt securities will be issuable in global form, and, if so, the identity of the depositary, or in registered and/or bearer form and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

          o the terms, if any, on which debt securities may be converted into or exchanged for stock or other securities of Cox or other entities or for cash, any specific terms relating to the adjustment of the conversion or exchange terms, and the period during which debt securities may be so converted or exchanged;

          o any applicable United States federal income tax consequences, including whether and under what circumstances Cox will pay additional amounts on debt securities held by a person who is not a U.S. person, as defined in the prospectus supplement, in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether Cox will have the option to redeem debt securities rather than pay such additional amounts;

          o the subordination provisions, if any, relating to the debt securities; and

          o any other specific terms of the debt securities, including any additional events of default or covenants provided for with respect to debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

     Holders may present debt securities for exchange, and holders of registered debt securities may present them for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and the prospectus supplement. Cox will provide these services without charge, other than any tax or other governmental charge payable in that connection, but subject to the limitations provided in the indenture. Debt securities in bearer form and the coupons, if any, pertaining to such debt securities will be transferable by delivery.

     Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any discounted debt securities or to certain debt securities issued at par, which are treated as having been issued at a discount for United States federal income tax purposes, will be described in the accompanying prospectus supplement.

     Cox may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of these debt securities may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater or less than the amount of principal or interest otherwise payable on those dates, depending upon the value of the applicable currency, commodity, equity index or other factor on those dates. Information as to the methods Cox will use to determine the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on that date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

     Unless Cox indicates otherwise in the accompanying prospectus supplement, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiples of $1,000. Unless Cox specifies otherwise in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. Holders may present the debt securities for transfer or exchange at that office unless Cox specifies otherwise in the prospectus supplement, subject to the limitations provided in the indenture and without any service charge, but Cox may require payment of a sum sufficient to cover any tax or other governmental charges payable.

     Concerning the Trustee

     The Bank of New York is the trustee under the indenture and has been appointed by Cox as registrar and paying agent with regard to the debt securities. The trustee is a depository for funds and performs other services for, and transacts other banking business with, Cox in the normal course of business.

     Ranking

     Unless Cox specifies otherwise in a prospectus supplement for a particular series of debt securities, all series of debt securities will be senior indebtedness of Cox and will be direct, unsecured obligations, ranking equally with all of Cox's other unsecured and unsubordinated obligations.

     Cox conducts most of its operations through its subsidiaries. Therefore, Cox's rights and the rights of Cox's creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon such subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent Cox may be a creditor with recognized claims against the subsidiary.

     Certain Covenants

     The indenture contains covenants, including, among others, the following:

     Limitation on liens. Cox will not, and will not permit any restricted subsidiary to, create, incur or assume any lien, other than permitted liens on restricted property incurred to secure the payment of Indebtedness of Cox or any restricted subsidiary, if, immediately after the creation, incurrence or assumption of such lien, the aggregate outstanding principal amount of all Indebtedness of Cox and its restricted subsidiaries that is secured by liens, other than permitted liens, on restricted property would exceed the greater of:

          o    $200 million; or

          o    15%  of  the  aggregate   outstanding  principal  amount  of  all
               Indebtedness of Cox and its restricted subsidiaries, whether or not so secured,

unless effective provision is made such that, at Cox's determination, the debt securities together with any other Indebtedness of equal ranking, whether then existing or later created, are secured equally and ratably with, or prior to, such Indebtedness, but only for as long as such Indebtedness is so secured.

     Limitation on Indebtedness of restricted subsidiaries. Cox will not permit any restricted subsidiary to incur or assume any Indebtedness if, immediately after the incurrence or assumption of such Indebtedness, the aggregate outstanding principal amount of all Indebtedness of the restricted subsidiaries would exceed the greater of:

          o    $200 million; or

          o    15%  of  the  aggregate   outstanding  principal  amount  of  all
               Indebtedness of Cox and its restricted subsidiaries;

provided that, in any event, a restricted subsidiary may incur Indebtedness to extend, renew or replace its own Indebtedness to the extent that the principal amount of the Indebtedness so incurred does not exceed the level of the principal amount of the Indebtedness immediately prior to such extension, renewal or replacement plus any premium, accrued and unpaid interest or capitalized interest payable on the previous amount.

     Designation of subsidiaries. Cox may designate a restricted subsidiary as an unrestricted subsidiary or designate an unrestricted subsidiary as a restricted subsidiary at any time, provided that:

          o immediately after giving effect to such designation, the restricted group's leverage ratio is not greater than 7:1 and Cox and its restricted subsidiaries are in compliance with the "Limitation on liens" and "Limitation on Indebtedness of restricted subsidiaries" covenants; and

          o Cox delivers an officers' certificate with respect to such designation, to the trustee, within 75 days after the end of Cox's fiscal quarter in which it made such designation, or, in the case of a designation made during the last fiscal quarter of Cox's fiscal year, within 120 days after the end of such fiscal year. The officers' certificate shall state the effective date of such designation.

     Mergers or sales of assets. The indenture provides that Cox may not merge with or into or consolidate with another entity or convey, transfer or lease all or substantially all of its assets to another entity unless:

          o either (1) Cox is the surviving corporation or (2) the resulting, surviving or transferee entity is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and expressly assumes all of Cox's obligations under the debt securities and the indenture; and

          o immediately after giving effect to such transaction, no event of default has occurred.

     Other than as described above, the indenture does not contain any provisions that would limit the ability of Cox or its subsidiaries to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in Cox's credit quality or a takeover, recapitalization or highly-leveraged or similar transaction involving Cox. Accordingly, Cox could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect its capital structure or credit rating.

Definitions

     Indebtedness means, without duplication, with respect to any entity:

          o any indebtedness of such entity for borrowed money or indebtedness of such entity evidenced by a note, debenture or similar instrument, including a purchase money obligation which was given in connection with the acquisition of any property or assets, including securities;

          o any guarantee by such entity of any indebtedness of others as described in the preceding clause; and

          o any amendment, extension, renewal or refunding of any such indebtedness or guarantee.

     The term Indebtedness excludes:

          o any indebtedness of Cox or of any its restricted subsidiaries to Cox or another restricted subsidiary;

          o any guarantee by Cox or any restricted subsidiary of indebtedness of Cox or another restricted subsidiary;

          o trade accounts payable; and o letters of credit, performance bonds and similar obligations issued in favor of governmental or franchising authorities as a term of a cable television franchise or other governmental franchise, license, permit or authorization held by such entity or any of its subsidiaries.

     Leverage ratio with respect to the restricted group means, as of the date of and after giving effect to any designation of an unrestricted subsidiary as a restricted subsidiary, or any designation of a restricted subsidiary as an unrestricted subsidiary, in each case in accordance with the "Designation of Subsidiaries" covenant, the ratio of:

          o the aggregate outstanding principal amount of all Indebtedness of the restricted group as of such date;

               to

          o the product of four times the restricted group cash flow for the most recent full fiscal quarter for which financial information is available on such date.

     Permitted liens means:

     1. Any lien which arises out of a judgment or award against Cox or any restricted subsidiary, with respect to which Cox or such restricted subsidiary, at the time, shall be prosecuting an appeal or proceeding for review, or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired, and with respect to which:

          o Cox or such restricted subsidiary shall have secured a stay of execution pending such appeal or proceeding for review; or

          o Cox or such restricted subsidiary shall have posted a bond or established adequate reserves, in accordance with generally accepted accounting principles, for the payment of such judgment or award;

     2. Any lien upon any real or personal property or interest in such property belonging to Cox or a restricted subsidiary and existing at the time the property or interest was acquired, or securing payment of Indebtedness which Cox or the restricted subsidiary incurred to finance some or all of the purchase price of, or cost of construction of or improvements on, any such property or interest therein; provided that:

          o the outstanding principal amount of the Indebtedness secured by such lien does not at any time exceed 100% of the greater of the purchase price for or the fair value of such real or personal property or interest;

          o such lien does not encumber or constitute a charge against any other restricted property owned by the restricted group, except that in the case of construction or improvement, the lien may extend to unimproved real property on which the property so constructed or the improvement is located; and

          o the indebtedness secured by such lien would be permitted to be incurred under the covenant described under "Limitation on Indebtedness of Restricted Subsidiaries;" and

     3. Any lien representing the extension, renewal or replacement, or successive extensions, renewals or replacements, of liens referred to in paragraph (2) above; provided that the principal of the Indebtedness thus secured does not exceed

          o the principal of the Indebtedness secured immediately prior to such extension, renewal or replacement,

                  plus

          o    any accrued and unpaid interest or capitalized interest payable;

          and  such extension, renewal or replacement shall be limited to:

          o all or a part of the property or interest subject to the lien so extended, renewed or replaced,

                  plus

          o    improvements and construction on such property.

     The outstanding principal amount of Indebtedness secured by a lien permitted by paragraph (2) or (3) above or, if less, the fair value of the property or interest thus secured, shall be included in the calculation of the aggregate outstanding principal amount of Indebtedness secured by liens on restricted property, for purposes of determining whether a lien, other than a permitted lien, may be incurred in compliance with the covenant described under "Limitation on Liens."

     Principal property means, as of any date of determination, any property or assets which any restricted subsidiary owns other than:

          o property which, in the good faith opinion of Cox's board of directors, is not of material importance to the business conducted by Cox and its restricted subsidiaries taken as a whole; and

          o any shares of any class of stock or any other security of any unrestricted subsidiary.

     Restricted group means, as of any date of determination, Cox and the restricted subsidiaries as of such date and after giving effect to any designation being made on such date in accordance with the "Designation of Subsidiaries" covenant.

          Restricted group cash flow for any period means the restricted group's net income for such period,

          plus

          the sum, without duplication, of the aggregate of each of the following items of Cox and the restricted subsidiaries for such period, to the extent taken into account as charges to restricted group net income for such period:

          o    interest expense;

          o    income tax expense;

          o    depreciation and amortization expense and other noncash charges;

          o    extraordinary items; and

          o after-tax losses on sales of assets outside of the ordinary course of business, which otherwise are not included in extraordinary items in accordance with generally accepted accounting principles;

          minus

          the sum, without duplication, of the aggregate of each of the following items of Cox and the restricted subsidiaries for such period, to the extent taken into account as credits to restricted group net income for such period:

          o    noncash credits;

          o    extraordinary items; and

          o after-tax gains on sales of assets outside of the ordinary course of business, which otherwise are not included in extraordinary items in accordance with generally accepted accounting principles.

         For purposes of this definition:

          o Restricted group net income for any period means the aggregate of the net income or loss of Cox and its restricted subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles; provided that the net income or loss of any entity accounted for by the equity method of accounting, and the net income or loss of any unrestricted subsidiary, shall be excluded. However, the net income of any such entity or unrestricted subsidiary shall be included to the extent of the amount of dividends or distributions such entity or unrestricted subsidiary pays to Cox or a restricted subsidiary during such period; and

          o if Cox or any restricted subsidiary consummated any acquisition or disposition of assets during the period for which restricted group cash flow is being calculated, or consummated any acquisition or disposition of assets subsequent to such period and on or prior to the date as of which the leverage ratio is to be determined, then, in each such case, the restricted group cash flow for such period shall be calculated on a pro forma basis, instead of as a pooling of interests, if applicable, as if such acquisition or disposition had occurred at the beginning of such period.

     Restricted property means, as of any date of determination, any principal property and any shares of stock of a restricted subsidiary which Cox or a restricted subsidiary owns.

Defaults

     An event of default with respect to debt securities of any series is defined in the indenture as:

          1. a default in the payment of interest when due on the debt securities of that series which continues for 30 days;

          2. a default in the payment of principal of or premium, if any, on any debt security of that series when due, whether at its stated maturity, upon redemption, upon required repurchase, by declaration or otherwise;

          3. Cox's failure to comply with its obligations under "--Certain Covenants Mergers or Sales of Assets" above;

          4. Cox's failure to comply, within 60 days after notice provided in accordance with the terms of the indenture, with any of its other covenants or agreements contained in the indenture with respect to that series of debt securities, including its obligations under the covenants described above under "--Certain Covenants --Limitation on Liens," "--Limitation on Indebtedness of

               Restricted Subsidiaries" or "--Designation of Subsidiaries," provided that this provision does not apply to defaults in covenants for which the indenture specifically provides otherwise;

          5. Indebtedness of Cox or any restricted subsidiary is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds 5% of the aggregate outstanding principal amount of all Indebtedness of Cox and the restricted subsidiaries;

          6. certain events of bankruptcy, insolvency or reorganization of Cox or a restricted subsidiary;

          7. failure to make a sinking fund payment when due on the debt securities of that series; or

          8. any other events of default specified for that series of debt securities.

     Except as described in the third sentence of this paragraph, if an event of default occurs and is continuing with respect to a particular series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal of and accrued but unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to specific events of bankruptcy, insolvency or reorganization of Cox occurs and is continuing, the principal of and interest on all the debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders of the debt securities. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind any acceleration and its consequences with respect to the debt securities of that series.

     Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no debt security holder may pursue any remedy with respect to the indenture or the debt securities of its series unless:

          o that holder has previously given the trustee notice that an event of default is continuing;

          o holders of at least 25% in principal amount of the outstanding debt securities of such series have requested the trustee to pursue the remedy;

          o those holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

          o the trustee has not complied with such request within 60 days of receiving it with an offer of security or indemnity; and

          o the holders of a majority in principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with such request within such 60-day period.

     Subject to some restrictions, the holders of a majority in principal amount of the outstanding debt securities of any series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of a debt security of the same series, or that would involve the trustee in personal liability.

     The indenture provides that if a default occurs and is continuing with respect to a particular series of debt securities and is known to the trustee, the trustee must mail notice of the default within 90 days after it occurs to each holder of the debt securities of such series. Except in the case of a default in the payment of principal of, or premium, if any, or interest on any debt security, the trustee may withhold notice if and so long as a committee of its directors or trust officers determines that withholding notice is in the interests of the holders of the debt securities of such series. In addition, Cox must deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate indicating whether the signers thereof know of any default that occurred during the previous year. Cox also is required to deliver to the trustee, within 30 days after its occurrence, written notice of any events which would constitute certain defaults, their status and what action Cox is taking or proposes to take.

     Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may on behalf of all the debt securities and any related coupons of that series waive any past default or event of default, except:

          o a default in the payment of the principal of, and premium, if any, or interest on, any of the debt securities or in the payment of any related coupon; and

          o a default that cannot be waived without the consent of each holder affected.

     A waiver will serve to end such default, to cure any event of default, and to restore Cox, the trustee and holders of the affected debt securities to their former positions and rights. No such waiver will extend to any subsequent or other default.

Amendments and Waivers

     Subject to specific exceptions, the indenture may be amended with respect to a series of debt securities with the consent of the holders of a majority in principal amount then outstanding of the debt securities of that series, including consents obtained in connection with a tender offer or exchange for the debt securities. Any past default or compliance with any provisions also may be waived with such a consent of the holders of a majority in principal amount then outstanding of the debt securities of such series. However, without the consent of each holder of an outstanding debt security of that series, no amendment may, among other things:

          o reduce the amount of debt securities of that series whose holders must consent to an amendment;

          o reduce the rate of, or extend the time for, payment of interest on any debt security of that series;

          o reduce the principal of or extend the stated maturity of any debt security of that series;

          o reduce the premium payable upon the redemption of any debt security of that series, or change the time at which any debt security of that series may or shall be redeemed;

          o make any debt securities of that series payable in a currency other than that stated in the debt securities of such series;

          o in the case of any subordinated debt securities, make changes to the subordination provisions of such securities that would adversely affect the rights of holders of such securities;

          o release any security that may have been granted in respect of the debt securities; or

          o make any change (1) affecting the rights of holders of a majority in principal amount of the outstanding debt securities of that series to direct the time, method and place of conducting proceedings for any remedy available to the trustee, (2) in the amendment provisions which requires each holder's consent, or (3) in the waiver provisions.

     Without the consent of any of the debt securities holders, Cox and the trustee may amend the indenture:

          o    to cure any ambiguity, omission, defect or inconsistency;

          o to provide for the assumption by a successor entity of Cox's obligations under the indenture;

          o to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

          o    to add guarantees with respect to the debt securities;

          o    to secure the debt securities;

          o to add to the covenants for the benefit of holders of all or any series of the debt securities and to make a default of that additional covenant an event of default under the indenture for all or any series of debt securities;

          o    to surrender any right or power conferred upon Cox;

          o to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under this indenture as shall not adversely affect the interests of any holders of debt securities;

          o to make any change that does not adversely affect the rights of any debt securities holder;

          o to provide for a successor or separate trustee with respect to the debt securities of one or more series; or

          o to comply with any SEC requirement in connection with the qualification of the indenture under the Trust Indenture Act.

     The indenture does not require the debt securities holders to give consent approving of the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the indenture becomes effective, Cox is required to mail to holders of the debt securities of the affected series a notice briefly describing such amendment. However, Cox's failure to give such notice to all holders of the debt securities of such series, or any defect in such notice, will not impair or affect the validity of the amendment.

Defeasance

     Cox at any time may terminate all its obligations with respect to a particular series of debt securities, and under the indenture, with respect to the legal defeasance of such series, except for specific obligations including:

          o    those respecting the defeasance trust;

          o    to register the transfer or exchange of the debt securities;

          o    to replace mutilated,  destroyed, lost or stolen debt securities;
               and

          o to maintain a registrar and paying agent in respect of the debt securities.

     Cox at any time may terminate its obligations with respect to a series of debt securities under the covenants described under "-- Certain Covenants," other than the covenants described under "-- Mergers or Sales of Assets," and any other restrictive covenants described in the accompanying prospectus supplement relating to that series, as well as the operation of the cross-acceleration provision and the bankruptcy provisions described under "-- Defaults" above.

     Cox may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. If Cox exercises its legal defeasance option with respect to a particular series of debt securities, payment of the debt securities of that series may not be accelerated because of an event of default with respect thereto. If Cox exercises its covenant defeasance option with respect to a particular series of debt securities, payment of the debt securities of such series may not be accelerated because of an event of default as specified in paragraphs (4), (5) or (6) under "-- Defaults" above, with respect to restricted subsidiaries only, or paragraph (8) above, except to the extent that any of the agreements or covenants referenced in such paragraphs remain applicable.

     In order to exercise either defeasance option with respect to a particular series of debt securities, Cox must deposit irrevocably in trust, with the trustee, money or U.S. Government obligations, which trust will be known as the defeasance trust. Through the payment of interest and principal on the debt securities in accordance with their terms the defeasance trust will provide money in an amount sufficient to pay all the principal, including any mandatory sinking fund payments, of, premium, if any, on, and interest on the debt securities of that series, to redemption or maturity, as the case may be. Cox also must comply with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that:

          o holders of the debt securities of that series will not recognize income gain or loss for United States federal income tax purposes as a result of such deposit and defeasance;

          o holders of the debt securities of that series will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          o in the case of legal defeasance only, that opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law; and

          o the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended.

     In addition, Cox must deliver to the trustee an officer's certificate stating that Cox did not make such deposit with the intent of preferring the debt securities holders over other of Cox's creditors, or with the intent of defeating, hindering, delaying or defrauding its creditors or the creditors of others.

Transfer

     Holders may transfer or exchange the debt securities in accordance with the indenture. Unless Cox indicates otherwise in the applicable prospectus supplement, Cox will issue the debt securities in registered form and they will be transferable only upon the surrender of such debt securities for registration of transfer. Cox may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers or exchanges. Cox is not required to transfer or exchange any debt security selected for redemption. In addition, Cox is not required to transfer or exchange any debt security for a period of 15 days before a selection of debt securities to be redeemed or before any interest payment date.

Governing Law

     The indenture provides that it and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Global Securities

     Cox may issue the registered debt securities of a series in the form of one or more fully registered global securities which will be deposited with a depositary, or with a nominee for the depositary, as identified in the prospectus supplement relating to such series. A registered global security will be registered in the name of the depositary or its nominee. If registered debt securities are issued in global form, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by those registered global securities. Unless and until it is exchanged in whole for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary:

          o    to its nominee;

          o    by its nominee to such depositary or another such nominee; or

          o by the depositary or any of its nominees to a successor of that depositary or the successor's nominee.

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in the prospectus supplement relating to such series. Cox anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a registered global security will be limited to persons, who will be referred to as participants, who have accounts with the depositary for such registered global security, or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit the participants' accounts, on its book-entry registration and transfer system, with the respective principal amounts of the debt securities represented by such registered global security and beneficially owned by those participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of those debt securities, or by Cox if it offers and sells such debt securities directly. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary with respect to participants' interests, and on the records of participants with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability of those purchasers to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, that depositary or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security will not be entitled to have the debt securities registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights a holder possesses under the indenture. Cox understands that under existing industry practices, if Cox requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, as the case may be, the depositary for such registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and such participants would authorize beneficial owners owning through such participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. None of Cox, the trustee, the registrar or any other agent of Cox, of the trustee or of the registrar will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Cox expects that the depositary for any debt securities represented by a registered global security, or its nominee, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests as shown on the records of such depositary or its nominee. Cox also expects that payments by participants to owners of beneficial interests in the registered global security held through such participants will be governed by standing customer instructions and customary practices, and will be the responsibility of those participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in street name.

     If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and Cox does not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, Cox will issue such debt securities in definitive form in exchange for such registered global security. In addition, Cox may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue such debt securities in definitive form in exchange for all of the registered global securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee or the registrar. Cox expects that such instructions, with respect to ownership of beneficial interests in the registered global security, will be based upon directions received by the depositary from participants.

                  DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

General

     The junior subordinated debentures will be issued in one or more series under a junior subordinated debenture indenture, as supplemented from time to time, between Cox and The Bank of New York, as the debenture trustee. The junior subordinated debenture indenture has been qualified under the Trust Indenture Act, and is subject to, and governed by, the Trust Indenture Act and is included as an exhibit to the registration statement of which this prospectus is a part. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated debenture indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of such junior subordinated debentures and the junior subordinated debenture indenture, including the definitions therein of certain terms, and those terms made a part of the junior subordinated debenture indenture by the Trust Indenture Act.

     The prospectus supplement will describe the specific terms of the junior subordinated debentures offered thereby, including:

          o the specific title and designation, aggregate principal amount, including any limit on the principal amount, purchase price and denominations of those junior subordinated debentures;

          o the date or dates on which the principal of those junior subordinated debentures is payable or the method of determining the same, if applicable;

          o the rate or rates, which may be fixed or variable, at which those junior subordinated debentures will bear interest, if any, or the method of determining the same, if applicable;

          o the date or dates from which interest, if any, shall accrue or the method of determining the same, if applicable, the interest payment dates, if any, on which interest will be payable or the manner of determining the same, if applicable, and the record dates for the determination of holders to whom interest is payable on those junior subordinated debentures;

          o the duration of the maximum consecutive period that Cox may elect to defer payments of interest on those junior subordinated debentures;

          o    any redemption, repayment or sinking fund provisions;

          o whether those junior subordinated debentures are convertible into or exchangeable for Class A common stock or other securities or rights of Cox or other issuers, or a combination of the foregoing and, if so, the applicable conversion or exchange terms and conditions;

          o    any  applicable   material   United  States  federal  income  tax
               consequences; and

          o any other specific terms pertaining to those junior subordinated debentures, whether in addition to, or modification or deletion of, the terms described herein.

Ranking

     Each series of junior subordinated debentures will rank equally with all other junior subordinated debentures to be issued by Cox and sold to other trusts or other entities to be established by Cox that are similar to Cox Trust and will be unsecured and will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated debenture indenture, to all senior indebtedness of Cox as defined in the junior subordinated debenture indenture. The junior subordinated debenture indenture will not limit the amount of secured or unsecured debt, including senior indebtedness as defined in the junior subordinated debenture indenture, that may be incurred by Cox or its subsidiaries. See "-- Subordination."

Form, Registration and Transfer

     The junior subordinated debentures will be issued in fully registered form. Until any dissolution of Cox Trust, the junior subordinated debentures will be held in the name of the property trustee in trust for the benefit of the holders of the related trust securities. If the junior subordinated debentures are distributed to the holders of the related trust securities, the junior subordinated debentures will be issued to such holders in the same form as the trust securities were held. Accordingly, any depositary arrangements for such junior subordinated debentures are expected to be substantially similar to those in effect for the trust preferred securities. See "Description of Trust Preferred Securities -- Global Trust Preferred Securities."

Payment and Paying Agents

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and premium, if any, on and interest on the junior subordinated debentures will be made at the office of the debenture trustee in The City of New York or at the office of such paying agent or paying agents as Cox may designate from time to time, except that at the option of Cox payment of any interest may be made, except in the case of a global certificate representing junior subordinated debentures, by:

          1. check mailed to the address of the person entitled thereto as such address shall appear in the applicable securities register for junior subordinated debentures; or

          2. transfer to an account maintained by the person entitled thereto as specified in such securities register, provided that proper transfer instructions have been received by the relevant record date.

     Payment of any interest on any junior subordinated debenture will be made to the person in whose name such junior subordinated debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. Cox may at any time designate additional paying agents or rescind the designation of any paying agent; provided, however, Cox will at all times be required to maintain a paying agent in each place of payment for the junior subordinated debentures.

     Any moneys deposited with the debenture trustee or any paying agent, or then held by Cox in trust, for the payment of the principal of and premium, if any, on or interest on any junior subordinated debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of Cox, be repaid to Cox and the holder of such junior subordinated debentures shall thereafter look, as a general unsecured creditor, only to Cox for payment thereof.

Option to Extend Interest Payment Date

     So long as no debenture event of default has occurred and is continuing, Cox will have the right under the junior subordinated debenture indenture to defer the payment of interest on the junior subordinated debentures at any time or from time to time up to the maximum period specified in the applicable prospectus supplement for the deferral of interest. Each of these deferral periods is referred to in this prospectus as an extension period. An extension period must end on an interest payment date and may not extend beyond the stated maturity of such junior subordinated debentures. At the end of an extension period, Cox must pay all interest then accrued and unpaid, together with interest on the accrued and unpaid interest, to the extent permitted by applicable law. During an extension period, interest will continue to accrue and holders of junior subordinated debentures, and holders of the related trust securities that are outstanding will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income, regardless of the method of accounting used by the holders.

     Prior to the termination of any extension period, Cox may extend such extension period, provided that such extension does not:

          o cause such extension period to exceed the maximum extension period;

          o    end on a date other than an interest payment date; or

          o    extend  beyond  the  stated   maturity  of  the  related   junior
               subordinated debentures.

     Upon the termination of any extension period, or any extension of the related extension period, and the payment of all amounts then due, Cox may begin a new extension period, subject to the limitations described above. No interest shall be due and payable during an extension period except at the end thereof. Cox must give the debenture trustee notice of its election to begin or extend an extension period at least five business days prior to the earlier of:

          o the date cash distributions on the related trust securities would have been payable except for the election to begin or extend such extension period; or

          o the date Cox Trust is required to give notice to any securities exchange or to holders of its trust preferred securities of the record date or the date cash distributions are payable, but in any event not less than five business days prior to such record date.

The debenture trustee shall give notice of Cox's election to begin or extend an extension period to the holders of the trust preferred securities. Subject to the foregoing limitations, there is no limitation on the number of times that Cox may begin or extend an extension period.

Restrictions on Certain Payments

         Cox will covenant that if at any time:

          1. there shall have occurred any event of which Cox has actual knowledge that is, or with the giving of notice or the lapse of time, or both, would be, a debenture event of default;

          2. Cox shall be in default with respect to any of its payment obligations under the preferred securities guarantee; or

          3. Cox shall have given notice of its election to exercise its right to begin or extend an extension period as provided in the junior subordinated debenture indenture and shall not have rescinded such notice, and such extension period, or any extension thereof, shall have commenced and be continuing, then it will not:

          o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of Cox's capital stock; or

          o make any payment of principal of or premium, if any, on or interest on or repay or repurchase or redeem any debt securities of Cox, including other junior subordinated debentures, that rank equally with or junior in right of payment to the junior subordinated debentures; or

          o make any guarantee payments with respect to any guarantee by Cox of the debt securities of any subsidiary of Cox, including under any guarantees to be issued by Cox with respect to securities of other Cox trusts or entities to be established by Cox similar to Cox Trust, if such guarantee ranks equally with or junior in right of payment to the junior subordinated debentures.

          These restrictions will not apply to:

          o dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Class A common stock and Class C common stock of Cox;

          o any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

          o    payments under the preferred securities guarantee;

          o as a result of reclassification of Cox's capital stock or the exchange or conversion of one class or series of Cox's capital stock for another class or series of Cox's capital stock;

          o the purchase of fractional interests in shares of Cox's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

          o purchases of Class A common stock and Class C common stock related to the issuance of Class A common stock and Class C common stock or rights under any of Cox's benefit plans for its directors, officers, or employees or any of Cox's dividend reinvestment plans.

          So long as the trust securities remain outstanding, Cox also will covenant:

          o to maintain 100% direct or indirect ownership of the related trust common securities, provided that any permitted successor of Cox under the junior subordinated debenture indenture may succeed to Cox's ownership of such trust common securities;

          o    to use its best efforts to cause Cox Trust:

               o to remain a business trust, except in connection with the distribution of junior subordinated debentures to the holders of related trust securities in liquidation of Cox Trust, the conversion, exchange or redemption of all of such trust securities, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of trust;

               o to otherwise continue to be classified as a grantor trust for United States federal income tax purposes;

          o to use its reasonable best efforts to cause each holder of its trust securities to be treated as owning an undivided beneficial interest in the related junior subordinated debentures; and

          o not to cause, as sponsor of Cox Trust, or to permit, as the trust common securities holder, the dissolution, liquidation or winding-up of Cox Trust, except as provided in the declaration of trust.

Modification of Junior Subordinated Debenture Indenture

     From time to time, Cox and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, amend, waive or supplement the junior subordinated debenture indenture for specified purposes, including, among other things, curing ambiguities or adding provisions, provided that any such action does not materially adversely affect the interests of the holders of the junior subordinated debentures, and maintaining the qualification of the junior subordinated debenture indenture under the Trust Indenture Act. The junior subordinated debenture indenture will permit Cox and the debenture trustee, with the consent of the holders of a majority in principal amount of all outstanding junior subordinated debentures affected thereby, to modify the junior subordinated debenture indenture in a manner affecting the rights of the holders of junior subordinated debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected:

          o change the stated maturity or reduce the principal of any such junior subordinated debentures;

          o change the interest rate, or the manner of calculation of the interest rate, or extend the time of payment of interest on any such junior subordinated debentures except pursuant to Cox's right under the junior subordinated debenture indenture to defer the payment of interest as provided therein (see "-- Option to Extend Interest Payment Date");

          o change any of the conversion, exchange or redemption provisions applicable to any such junior subordinated debentures;

          o change the currency in respect of which payments of principal of or any premium or interest on any such junior subordinated debentures are to be made;

          o change the right of holders of trust securities to bring a direct action in respect of any required payments or conversion or exchange rights;

          o impair or affect the right of any holder of any such junior subordinated debentures to institute suit for the payment of the principal thereof or premium, if any, or interest thereon or for the conversion or exchange of any such junior subordinated debentures in accordance with their terms;

          o change the subordination provisions adversely to the holders of the junior subordinated debentures; or

          o reduce the percentage of principal amount of junior subordinated debentures the holders of which are required to consent to any such modification of the junior subordinated debenture indenture.

Debenture Events of Default

     The following described events with respect to any series of junior subordinated debentures will constitute a debenture event of default, whatever the reason for such debenture event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, board resolution or officers' certificate establishing the terms of such series pursuant to the junior subordinated debenture indenture:

          1. failure for 30 days to pay any interest on that series of junior subordinated debentures when due, subject to any permitted deferral thereof; provided that, during any extension period for such series of junior subordinated debentures, failure to pay interest on such series of junior subordinated debentures shall not constitute a debenture event of default; or

          2. failure to pay any principal of or premium, if any, on that series of junior subordinated debentures when due, whether at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise; or

          3. if applicable, failure by Cox to deliver the required securities or other rights upon an appropriate conversion or exchange election by holders of that series of junior subordinated debentures or the related trust preferred securities; or

          4. failure to observe or perform any other agreement or covenant contained in the junior subordinated debenture indenture in respect of that series of junior subordinated debentures for 90 days after written notice to Cox from the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of that series of junior subordinated debentures; or

          5. certain events in bankruptcy, insolvency or reorganization of Cox.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee in respect of such junior subordinated debentures. The debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of any series may declare the principal of and any accrued interest on such junior subordinated debentures due and payable immediately upon a debenture event of default, other than a debenture event of default referred to in paragraph (5) above, which shall result in the immediate acceleration of the junior subordinated debentures. The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may annul such declaration and waive the default in respect of such junior subordinated debentures if the default, other than the non-payment of the principal and interest of the junior subordinated debentures which has become due solely by such acceleration, has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee.

     The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of any series may, on behalf of the holders of all of the junior subordinated debentures of such series, waive any past default except:

          o a default in the payment of the principal of or premium, if any, on or interest on the junior subordinated debentures, unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the debenture trustee; or

          o a default in respect of a covenant or provision which under the junior subordinated debenture indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of such series.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

     To the extent any action under the junior subordinated debenture indenture is entitled to be taken by the holders of at least a specified percentage of junior subordinated debentures, holders of the corresponding trust preferred securities may take such action if such action is not taken by the property trustee of Cox Trust. Notwithstanding the foregoing, if a debenture event of default has occurred and is continuing and is attributable either to:

          o the failure of Cox to pay the principal of or premium, if any, on or interest on the junior subordinated debentures on the due date; or

          o the failure by Cox to deliver the required securities or other rights upon an appropriate conversion or exchange right election;

a holder of the related trust preferred securities may institute a legal proceeding directly against Cox for enforcement of payment to such holder of the principal of or premium, if any, on or interest on such junior subordinated debentures having a principal amount equal to the liquidation amount of the trust preferred securities held by such holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. Cox may not amend the junior subordinated debenture indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring a direct action is removed, Cox Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by Cox in connection with a direct action, Cox shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debentures, and Cox shall be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by Cox to such holder in any direct action.

     The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debentures unless an event of default has occurred and is continuing under the declaration of trust. See "Description of Trust Preferred Securities - Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions

         Cox shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into Cox or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Cox, unless:

          o in case Cox consolidates with or merges into another person or conveys or transfers its properties and assets as an entirety or substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes Cox's obligations under the junior subordinated debentures and the preferred securities guarantee;

          o immediately after giving effect thereto, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, shall have occurred and be continuing; and

          o certain other conditions as prescribed in the junior subordinated debenture indenture are met.

Satisfaction and Discharge

     The junior subordinated debenture indenture will cease to be of further effect, except as to Cox's obligations to pay all other sums due pursuant to the junior subordinated debenture indenture and to provide the required officers' certificates and opinions of counsel, and Cox will be deemed to have satisfied and discharged the junior subordinated debenture indenture, when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

          o    have become due and payable; or

          o will become due and payable at maturity or upon redemption within one year; or

          o if redeemable at the option of Cox, are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee in the name, and at the expense, of Cox;

and Cox deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity thereof, as the case may be.

Subordination

     The junior subordinated debentures will rank subordinate and junior in right of payment to all senior indebtedness to the extent provided in the junior subordinated debenture indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Cox, the holders of senior indebtedness will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of junior subordinated debentures, the holders of all senior indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such senior indebtedness before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the junior subordinated debentures.

     No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior indebtedness, or an event of default with respect to any senior indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     Indebtedness, under the junior subordinated debentures indenture, shall mean:

          1.   every obligation of Cox for money borrowed;

          2. every obligation of Cox evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

          3. every reimbursement obligation of Cox with respect to letters of credit, banker's acceptances or similar facilities issued for the account of Cox;

          4. every obligation of Cox issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

          5. every capital lease obligation of Cox which generally accepted accounting principles require to be classified and accounted for as a capital lease on Cox's balance sheet;

          6. all indebtedness of Cox, whether incurred on or prior to the date of the junior subordinated debenture indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements;

          7. letters of credit, performance bonds and similar obligations issued in favor of governmental or licensing authorities as a term of governmental franchise, license, permit or authorization held by such entity or any of its subsidiaries;

          8. every obligation of the type referred to in paragraphs (1) through (7) of another person and all dividends of another person the payment of which, in either case, Cox has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and

          9. obligations of the type referred to in paragraphs (1) through (8) of another person secured by any lien on any property or asset of Cox, whether or not such obligations are assumed by Cox; and all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the foregoing obligations.

          Indebtedness  ranking  on  a  parity  with  the  junior   subordinated
          debentures shall mean

          1. Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness specifically by its terms ranks equally with and not prior to the junior
               subordinated   debentures  in  the  right  of  payment  upon  the
               happening of the dissolution, winding-up, liquidation or reorganization of Cox; and

          2. all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with Cox that is a financing vehicle of Cox, which is referred to as a financing entity, in connection with the issuance by such financing entity of equity securities or other securities guaranteed by Cox pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee.

The securing of any Indebtedness otherwise constituting indebtedness ranking on a parity with the junior subordinated debentures shall not prevent such Indebtedness from constituting indebtedness ranking on a parity with the junior subordinated debentures.

     Indebtedness ranking junior to the junior subordinated debentures shall mean any Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, to the extent such Indebtedness by its terms ranks junior to and not equally with or prior to:

          o    the junior subordinated debentures; and

          o any other Indebtedness ranking equally with the junior subordinated debentures in right of payment upon the happening of the dissolution, winding-up, liquidation or reorganization of Cox.

     The securing of any Indebtedness otherwise constituting indebtedness ranking junior to the junior subordinated debentures shall not be deemed to prevent such Indebtedness from constituting Indebtedness ranking junior to the junior subordinated debentures.

     Senior indebtedness shall mean all Indebtedness, whether outstanding on the date of execution of the junior subordinated debenture indenture or thereafter created, assumed or incurred, except indebtedness ranking on a parity with the junior subordinated debentures or indebtedness ranking junior to the junior subordinated debentures.

Governing Law

     The junior subordinated debenture indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

     The debenture trustee shall be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the foregoing, the debenture trustee will not be under any obligation to exercise any of the powers vested in it by the junior subordinated debenture indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                    DESCRIPTION OF TRUST PREFERRED SECURITIES

     The trust preferred securities will be issued by Cox Trust under the declaration of trust and will represent beneficial interests in Cox Trust. The holders of such beneficial interests will be entitled to a preference over the trust common securities of Cox Trust with respect to the payment of distributions and amounts payable on redemption of the trust preferred securities or the liquidation of Cox Trust under the circumstances described under "-- Subordination of Trust Common Securities." The declaration of trust has been qualified under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the declaration of trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the declaration of trust, including the definitions therein of certain terms, and those made a part of the declaration of trust by the Trust Indenture Act.

     Reference is made to the prospectus supplement for a description of the specific terms of the trust preferred securities offered thereby, including:

          o the specific designation, number and purchase price of such trust preferred securities;

          o the annual distribution rate, or method of calculation of the distribution rate, for such trust preferred securities and, if applicable, the dates from which and upon which such distributions shall accumulate and be payable and the record dates therefor, and the maximum extension period for which such distributions may be deferred;

          o the liquidation amount per trust preferred security which shall be paid out of the assets of Cox Trust to the holders thereof upon voluntary or involuntary dissolution, winding-up and liquidation of Cox Trust;

          o the obligation or right, if any, of Cox Trust to purchase or redeem its trust preferred securities and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, such trust preferred securities shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right;

          o the terms and conditions, if any, upon which such trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or rights, or a combination of the foregoing, including the name of the issuer of such securities or rights, the initial conversion or exchange price or rate per trust preferred security and the date or dates on which or period or periods within which such conversion or exchange may be effected;

          o if applicable, any securities exchange upon which such trust preferred securities shall be listed;

          o    whether  such  trust   preferred   securities   are  issuable  in
               book-entry form only and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

          o any other rights, preferences, privileges, limitations or restrictions of such trust preferred securities consistent with the declaration of trust or with law which may differ from those described in this prospectus.

Certain material United States federal income tax considerations applicable to any offering of trust preferred securities will also be described in the applicable prospectus supplement.

General

     The trust preferred securities of Cox Trust will rank equally, and payments will be made thereon pro rata, with the trust common securities of Cox Trust except as described under "-- Subordination of Trust Common Securities." The proceeds from the sale of trust preferred securities and trust common securities by Cox Trust will be used by Cox Trust to purchase an aggregate principal amount of junior subordinated debentures of Cox equal to the aggregate liquidation amount of such trust preferred securities and trust common securities. Legal title to such junior subordinated debentures will be held by the property trustee of Cox Trust for the benefit of the holders of the related trust securities. In addition, Cox will execute a preferred securities guarantee for the benefit of the holders of the related trust preferred securities. The preferred securities guarantee will not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of Cox Trust when Cox Trust does not have funds legally available for the payment thereof. See "Description of Preferred Securities Guarantee."

     The revenue of Cox Trust available for distribution to holders of its trust preferred securities will be limited to payments received under the related junior subordinated debentures which Cox Trust purchased with the proceeds from the sale of its trust securities. If Cox fails to make a required payment in respect of such junior subordinated debentures, Cox Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

Deferral of Distributions

     So long as no debenture event of default has occurred and is continuing, Cox will have the right to defer the payment of interest on the junior subordinated debentures at any time or from time to time for up to the maximum extension period specified in the applicable prospectus supplement, provided that an extension period must end on an interest payment date and may not extend beyond the stated maturity of such junior subordinated debentures. If Cox elects to exercise such right, distributions on the related trust preferred securities will be deferred during any such extension period. Distributions to which holders of the trust preferred securities are entitled during any extension period will continue to accumulate additional distributions thereon. Cox has no current intention to exercise its right to defer payments of interest on the junior subordinated debentures Cox may issue and, accordingly, distributions on the related trust preferred securities.

Redemption

     Upon the repayment at the stated maturity or redemption, in whole or in part, prior to the stated maturity of the junior subordinated debentures, the proceeds from such repayment or redemption shall be applied by the property trustee to redeem an aggregate liquidation amount of the related trust securities equal to the aggregate principal amount of such junior subordinated debentures so repaid or redeemed, upon not less than 30 nor more than 60 days prior written notice, at a redemption price equal to such aggregate liquidation amount plus accumulated distributions to the redemption date. Any redemption of trust securities shall be made and the applicable redemption price shall be payable on the redemption date only to the extent that Cox Trust has funds legally available for the payment thereof. See "-- Subordination of Trust Common Securities."

     If less than all of the junior subordinated debentures are to be redeemed prior to the stated maturity thereof, then the proceeds of such redemption shall be used to redeem the related trust securities on a pro rata basis among the trust preferred securities and the trust common securities of Cox Trust except as described under "--Subordination of Trust Common Securities." If less than all of the trust preferred securities held in book-entry form, if any, are to be redeemed, such trust preferred securities will be redeemed in accordance with the procedures of The Depository Trust Corporation. See "-- Global Trust Preferred Securities."

Redemption Procedures

     If Cox Trust gives a notice of redemption in respect of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are legally available,

          o with respect to trust preferred securities held by The Depository Trust Corporation or its nominee, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with The Depository Trust Corporation funds sufficient to pay the applicable redemption price, and

          o with respect to trust preferred securities held in certificated form, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

     If notice of redemption shall have been given and funds irrevocably deposited as required, then, upon the date of such deposit, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of such holders to receive the applicable redemption price, but without interest thereon, and such trust preferred securities will cease to be outstanding. In the event that any redemption date is not a business day, then the applicable redemption price payable on that date will be paid on the next succeeding day that is a business day, without any interest or other payment in respect of any delay, with the same force and effect as if made on that date. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by Cox Trust or by Cox pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantee,"

          o distributions on the related trust preferred securities will continue to accumulate from the redemption date originally established by Cox Trust to the date such applicable redemption price is actually paid, and

          o the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

     Subject to applicable law, including, without limitation, United States federal securities law, Cox or its subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Liquidation of Cox Trust and Distribution of Junior Subordinated Debentures

     Cox will have the right at any time to dissolve Cox Trust and cause the related junior subordinated debentures to be distributed to the holders of the trust securities of Cox Trust in liquidation of Cox Trust after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of Cox Trust as required by applicable law. Such right is subject to Cox having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the trust preferred securities of Cox Trust.

     Cox Trust shall automatically dissolve upon the first to occur of:

          1.   certain events of bankruptcy, dissolution or liquidation of Cox;

          2. the distribution of the related junior subordinated debentures to the holders of the trust securities of Cox Trust, if Cox, as sponsor, has given written direction to the property trustee to dissolve Cox Trust, which direction is optional and, except as described above, wholly within the discretion of Cox, as sponsor;

          3.   the redemption of all of the trust securities of Cox Trust;

          4.   expiration of the term of Cox Trust; and

          5. the entry of an order for the dissolution of Cox Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in paragraph (1), (2), (4) or (5) above, Cox Trust shall be liquidated by the issuer trustees as expeditiously as the issuer trustees determine to be possible by distributing, after satisfaction, or reasonable provision for satisfaction, of liabilities to creditors of Cox Trust as provided by applicable law, to the holders of the trust securities and the related junior subordinated debentures, unless such distribution is determined by the property trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of Cox Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of Cox Trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount per trust security specified in the applicable prospectus supplement plus accumulated distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because Cox Trust has insufficient assets legally available to pay in full the aggregate liquidation distribution, then the amounts payable directly by Cox Trust on its trust securities shall be paid on a pro rata basis, except that if a debenture event of default has occurred and is continuing, the trust preferred securities of Cox Trust shall have a priority over the trust common securities of Cox Trust in respect of such amounts. See "-- Subordination of Trust Common Securities."

     After a date is fixed for any distribution of junior subordinated debentures to holders of the related trust securities:

          o    such trust securities will no longer be deemed to be outstanding;

          o each registered global certificate, if any, representing such trust securities will be exchanged for a registered global certificate representing the junior subordinated debentures to be delivered upon such distribution; and

          o any trust securities in certificated form will be deemed to represent junior subordinated debentures having a principal amount equal to the liquidation amount of such trust securities, and bearing accrued interest in an amount equal to the accumulated distributions on such trust securities until such certificates are presented to the administrative trustees or their agent for cancellation, whereupon Cox will issue to such holder, and the debenture trustee will authenticate, junior subordinated debentures in certificated form.

     There can be no assurance as to the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for such trust preferred securities if a dissolution and liquidation of Cox Trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that the investor may receive on dissolution and liquidation of Cox Trust, may trade at a discount to the price that the investor paid to purchase such trust preferred securities.

Subordination of Trust Common Securities

     Payment of distributions on, and the applicable redemption price of, trust securities shall be made pro rata among the trust preferred securities and the trust common securities of Cox Trust based on their respective liquidation amounts; provided, however, that if on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the trust common securities of Cox Trust, and no other payment on account of the redemption, liquidation or other acquisition of such trust common securities, shall be made unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of Cox Trust for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price, the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or applicable redemption price of, such trust preferred securities then due and payable.

     Upon the occurrence and continuance of an event of default under the declaration of trust, Cox, as the trust common securities holder of Cox Trust, will be deemed to have waived any right to act with respect to such event of default until the effect of such event of default shall have been cured, waived or otherwise eliminated. Until any such event of default has been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the trust preferred securities of Cox Trust and not on behalf of Cox as the trust common securities holder, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

     The occurrence of an event of default under the junior subordinated debenture indenture will constitute an event of default under the declaration of trust. Within ten business days after the occurrence of an event of default under the declaration of trust actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of the trust preferred securities of Cox Trust, the administrative trustees and Cox, as sponsor, unless such event of default shall have been cured or waived.

     For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Cox, see "Description of Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Trust Preferred Securities."

Removal of Trustees

     Unless a debenture event of default has occurred and is continuing, any issuer trustee may be removed at any time by Cox as the trust common securities holder of Cox Trust. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding trust preferred securities of Cox Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Cox as the trust common securities holder. No resignation or removal of an issuer trustee, and no appointment of a successor trustee, shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration of trust.

Merger or Consolidation of Trustees

     Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such issuer trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such issuer trustee, shall be the successor of such issuer trustee under the declaration of trust, provided such person shall be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of Cox Trust

     Cox Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below or as otherwise described under "-- Liquidation of Cox Trust and Distribution of Junior Subordinated Debentures." Cox Trust may, at the request of Cox, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided that:

          o    such successor entity either:

               o expressly assumes all of the obligations of Cox Trust with respect to the trust securities of Cox Trust; or

               o substitutes for the trust securities of Cox Trust other securities having substantially the same terms as such trust securities so long as the successor securities rank the same as such trust securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

          o Cox expressly appoints a trustee of such successor entity possessing the same powers and duties as the property trustee with respect to the related junior subordinated debentures;

          o the successor securities are listed, or any successor securities will be listed upon notification of issuance, on each national securities exchange or other organization on which the trust securities of Cox Trust are then listed, if any;

          o such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust securities, including any successor securities, of Cox
               Trust or the related junior subordinated debentures to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

          o such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of Cox Trust in any material respect, other than any dilution of such holders' interests in the new entity;

          o such successor entity has a purpose substantially identical to that of Cox Trust;

          o prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, Cox has received an opinion from independent counsel to Cox Trust experienced in such matters to the effect that:

               o such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust securities (including any successor securities) of Cox Trust in any material respect (other than any dilution of such holders' interests in the new entity); and

               o following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither Cox Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

          o Cox or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee and the common securities guarantee for the benefit of the owner of the common securities of Cox Trust.

     Notwithstanding the foregoing, Cox Trust shall not, except with the consent of each holder of its trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause Cox Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Declaration of Trust

     Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of Cox Trust" and "Description of Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by law and the declaration of trust, the holders of trust preferred securities will have no voting rights.

     The declaration of trust may be amended from time to time by Cox, the property trustee and the administrative trustees, without the consent of the holders of the trust securities of Cox Trust:

          o to cure any ambiguity, correct or supplement any provisions in the declaration of trust that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration of trust, which shall not be inconsistent with the other provisions of such declaration of trust; or

          o to modify, eliminate or add to any provisions of such declaration of trust to such extent as shall be necessary to ensure that Cox Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any of its trust securities are outstanding or to ensure that Cox Trust will not be required to register as an investment company under the Investment Company Act;

provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of such trust securities.

     The declaration of trust may be amended by the issuer trustees and Cox:

          o with the consent of holders of a majority in liquidation amount of the outstanding trust securities of Cox Trust; and

          o upon receipt by the issuer trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the issuer trustees in accordance with such amendment will not affect Cox Trust's status as a grantor trust for United States federal income tax purposes or Cox Trust's exemption from status as an investment company under the Investment Company Act;

provided, however, that, without the consent of each holder of such trust securities, the declaration of trust may not be amended to:

          o change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

          o    change the purpose of Cox Trust;

          o authorize the issuance of any additional beneficial interests in Cox Trust;

          o    change the conversion, exchange or redemption provisions;

          o change the conditions precedent for Cox to elect to dissolve Cox Trust and distribute the related junior subordinated debentures to the holders of such trust securities;

          o change the liquidation distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of Cox Trust;

          o affect the limited liability of any holder of such trust securities; or

          o restrict the right of a holder of such trust securities to institute suit for the enforcement of any required payment on or after the due date therefor or for the conversion or exchange of such trust securities in accordance with their terms.

     So long as any junior subordinated debentures are held by the property trustee, the issuer trustees shall not:

          o direct the time, method and place of conducting any proceeding for any remedy available to such debenture trustee, or execute any trust or power conferred on the property trustee, with respect to the junior subordinated debentures;

          o    waive  certain  past  defaults  under  the  junior   subordinated
               debenture indenture;

          o    exercise  any  right  to  rescind  or  annul  a  declaration   of
               acceleration of the maturity of the principal of such junior subordinated debentures; or

          o consent to any amendment, modification or termination of the junior subordinated debenture indenture or such junior subordinated debentures where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of Cox Trust;

provided, however, that where a consent under the junior subordinated debenture indenture would require the consent of each holder affected thereby, no such consent shall be given by the property trustee without the prior approval of each holder of the related trust preferred securities. The issuer trustees shall not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the related junior subordinated debentures. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions, the issuer trustees shall obtain an opinion of counsel experienced in such matters to the effect that Cox Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of trust preferred securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the declaration of trust.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Cox or any affiliate of Cox shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

     If specified in the prospectus supplement, trust preferred securities may be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Corporation, or other depositary identified in such prospectus supplement, or a nominee thereof, in each case for credit to an account of a participant in The Depository Trust Corporation, or other depositary. The identity of the depositary and the specific terms of the depositary arrangements with respect to the trust preferred securities to be represented by one or more global certificates will be described in the prospectus supplement. However, unless otherwise specified in the prospectus supplement, The Depository Trust Corporation will be the depositary and the depositary arrangements described with respect to the debt securities will apply to such trust preferred securities as well, except all references to Cox shall include Cox Trust and all references to the applicable indenture will refer to the declaration of trust. See "Description of Debt Securities -- Global Securities."

Payment and Paying Agent

     Payments in respect of any global certificate representing trust preferred securities shall be made to Cede & Co. as nominee of The Depository Trust Company, or other applicable depositary or its nominee, which shall credit the relevant accounts at The Depository Trust Company or such other depositary on the applicable payment dates, while payments in respect of trust preferred securities in certificated form shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Cox. The paying agent shall be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and Cox. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor, which shall be a bank or trust company acceptable to the administrative trustees and Cox, to act as paying agent.

Registrar and Transfer Agent

     The property trustee will act as registrar and transfer agent for the trust preferred securities.

     Registration of transfers of trust preferred securities will be effected without charge by or on behalf of Cox Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Cox Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed or called for redemption.

Information Concerning the Property Trustee

     The property trustee, other than during the occurrence and continuance of an event of default under the declaration of trust, will undertake to perform only such duties as are specifically set forth in the declaration of trust and, during the continuance of such event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the declaration of trust at the request of any holder of the related trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no such event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the declaration of trust or is unsure of the application of any provision of the declaration of trust, and the matter is not one on which holders of trust preferred securities or trust common securities are entitled under the declaration of trust to vote, then the property trustee shall take such action as is directed by Cox and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the related trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

     The administrative trustees are authorized and directed to conduct the affairs of and to operate Cox Trust in such a way that:

          o Cox Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

          o Cox Trust will be classified as a grantor trust for United States federal income tax purposes; and

          o    the related  junior  subordinated  debentures  will be treated as
               indebtedness   of  Cox  for  United  States  federal  income  tax
               purposes.

     Cox and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Cox Trust or the declaration of trust, that the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related trust securities.

     Holders of trust preferred securities will not have any preemptive or similar rights.

     Cox Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                  DESCRIPTION OF PREFERRED SECURITIES GUARANTEE

     The preferred securities guarantee will be executed and delivered by Cox concurrently with the issuance by Cox Trust of its trust preferred securities for the benefit of the holders from time to time of such trust preferred securities and will be held for such holders by The Bank of New York, as preferred securities guarantee trustee. The preferred securities guarantee has been qualified as an indenture under the Trust Indenture Act and is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the preferred securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the preferred securities guarantee, including the definitions therein of certain terms, and those made a part of the preferred securities guarantee by the Trust Indenture Act.

General

     Cox will irrevocably agree to pay in full, to the extent set forth herein, the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that Cox Trust may have or assert other than the defense of payment. The following payments, which are referred to as guarantee payments, with respect to trust preferred securities, to the extent not paid by or on behalf of Cox Trust, will be subject to the preferred securities guarantee:

          o any accumulated distributions required to be paid on such trust preferred securities, to the extent that Cox Trust has funds legally available therefor at such time;

          o the applicable redemption price with respect to such trust preferred securities called for redemption, to the extent that Cox Trust has funds legally available therefor at such time; or

          o upon a voluntary or involuntary dissolution and liquidation of Cox Trust, other than in connection with the distribution of the related junior subordinated debentures to holders of such trust preferred securities or the redemption, conversion or exchange of the trust preferred securities, the lesser of

               o the amounts due upon the dissolution and liquidation of Cox Trust, to the extent that Cox Trust has funds legally available therefor at the time, and

               o the amount of assets of Cox Trust remaining available for distribution to holders of its trust preferred securities after satisfaction of liabilities to creditors of Cox Trust as required by applicable law.

     Cox's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Cox to the holders of the trust preferred securities entitled thereto or by causing Cox Trust to pay such amounts to such holders.

     Cox will, through the preferred securities guarantee, the declaration of trust, the related junior subordinated debentures and the junior subordinated debenture indenture, taken together, fully, irrevocably and unconditionally guarantee all of Cox Trust's obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of Cox Trust's obligations under its trust preferred securities.

Ranking

     Unless otherwise specified in the applicable prospectus supplement, each preferred securities guarantee will constitute an unsecured obligation of Cox and will rank

          o subordinate and junior in right of payment to all other liabilities of Cox, including all senior debt securities, any subordinated debt securities and the junior subordinated debentures, except those made ratable or subordinate by their terms, and

          o senior to all capital stock now or hereafter issued by Cox and to any guarantee now or hereafter entered into by Cox in respect of any of its capital stock.

     The declaration of trust will provide that each holder of trust preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the preferred securities guarantee. The preferred securities guarantee will rank subordinate to, or equally with, all other guarantees to be issued by Cox with respect to securities of other trusts or other entities to be established by Cox that are similar to Cox Trust.

     The preferred securities guarantee will not limit the amount of secured or unsecured debt, including senior indebtedness as defined in the junior subordinated debenture indenture, that may be incurred by Cox or any of its subsidiaries.

Preferred Securities Guarantee of Payment

     The preferred securities guarantee will constitute a guarantee of payment and not of collection. In other words, the guaranteed party may institute a legal proceeding directly against Cox to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against any other person or entity. The preferred securities guarantee will not be discharged except by payment of the related preferred securities guarantee payments in full to the extent not paid by Cox Trust or upon distribution of its trust preferred securities to the holders of the related junior subordinated debentures.

Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, the preferred securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding trust preferred securities. The manner of obtaining any such approval will be as set forth under "Description of Trust Preferred Securities -- Voting Rights; Amendment of the Declaration of Trust." All guarantees and agreements contained in the preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of Cox and shall inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

     An event of default under the preferred securities guarantee will occur upon the failure of Cox to perform any of its payment or other obligations thereunder, provided that, except with respect to a default in respect of any preferred securities guarantee payment, Cox shall have received notice of such default and shall not have cured such default within 60 days of such receipt. The holders of a majority in liquidation amount of the related trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred securities guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the preferred securities guarantee trustee under the preferred securities guarantee.

     If the preferred securities guarantee trustee fails to enforce the preferred securities guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Cox to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against Cox Trust, the preferred securities guarantee trustee or any other person or entity.

Termination

     The preferred securities guarantee will terminate and be of no further force and effect upon:

          o full payment of the applicable redemption price of the related trust preferred securities;

          o full payment of all amounts due upon the dissolution and liquidation of Cox Trust; or

          o upon the conversion or exchange of all of the related trust preferred securities, whether upon distribution of junior subordinated debentures to the holders of such trust preferred securities or otherwise.

The preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under such trust preferred securities or the preferred securities guarantee.

Governing Law

     The preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Preferred Securities Guarantee Trustee

     The preferred securities guarantee trustee, other than during the occurrence and continuance of a default by Cox in performance of the preferred securities guarantee, will undertake to perform only such duties as are specifically set forth in the preferred securities guarantee and, during the continuance of such default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the preferred securities guarantee trustee will not be under any obligation to exercise any of the powers vested in it by the preferred securities guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Limited Purpose of Cox Trust

     The trust preferred securities will represent preferred beneficial interests in Cox Trust, and Cox Trust exists for the sole purpose of issuing and selling its trust securities, using the proceeds from the sale of its trust securities to acquire the related junior subordinated debentures of Cox and engaging in only those other activities necessary, advisable or incidental thereto.

Rights Upon Dissolution

     Unless the junior subordinated debentures are distributed to holders of the related trust securities, upon any voluntary or involuntary dissolution and liquidation of Cox Trust, after satisfaction of the liabilities of creditors of Cox Trust as required by applicable law, the holders of such trust securities will be entitled to receive, out of assets held by Cox Trust, the liquidation distribution in cash. See "Description of Trust Preferred Securities -- Liquidation of Cox Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of Cox, the property trustee, as holder of the junior subordinated debentures, would be a creditor of Cox, subordinated in right of payment to all senior indebtedness as set forth in the junior subordinated debenture indenture, but entitled to receive payment in full of principal and premium, if any, and interest in respect of such junior subordinated debentures, before any stockholders of Cox receive payments or distributions.

RELATIONSHIP  AMONG THE TRUST PREFERRED  SECURITIES,  THE  CORRESPONDING  JUNIOR
      SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

     Full and Unconditional Guarantee. Cox will irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities to the extent Cox Trust has funds available for the payment of the distributions as and to the extent set forth under "Description of Preferred Securities Guarantee." Taken together, Cox's obligations under the junior subordinated debentures, the securities resolution, the junior subordinated debenture indenture, the declaration of trust and the preferred securities guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of Cox Trust's obligations under the trust preferred securities.

     If and to the extent that Cox does not make payments on the junior subordinated debentures or other debt securities, Cox Trust will not pay distributions or other amounts due on its trust preferred securities. The preferred securities guarantee does not cover payment of distributions when Cox Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of trust preferred securities is to institute a legal proceeding directly against Cox for enforcement of payment of the distributions to such holder.

     Sufficiency of Payments. As long as all payments are made when due on the junior subordinated debentures or other debt securities, as the case may be, those payments will be sufficient to cover distributions and other payments due on the trust preferred securities. This is primarily because:

          o the aggregate principal amount of the junior subordinated debentures or other debt securities, as the case may be, will be equal to the sum of the aggregate stated liquidation amount of the trust preferred securities and trust common securities;

          o the interest rate and interest and other payment dates on the junior subordinated debentures or other debt securities, as the case may be, will match the distribution rate and distribution and other payment dates for the trust preferred securities;

          o Cox, as borrower, has promised to pay any and all costs, expenses and liabilities of Cox Trust except Cox Trust's obligations under its trust preferred securities; and

          o the declaration of trust provides that Cox Trust will not engage in any activity that is not consistent with the limited purposes of Cox Trust.

     Cox has the right to set-off any payment Cox is otherwise required to make under the junior subordinated debenture indenture if and to the extent Cox has already made, or is concurrently making, a payment under the preferred securities guarantee agreement.

     Enforcement Rights of Holders of Trust Preferred Securities. A holder of a trust preferred security may institute a legal proceeding directly against Cox to enforce its rights under the preferred securities guarantee agreement without first instituting a legal proceeding against the preferred securities guarantee trustee, Cox Trust or anyone else.

     Cox's default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, Cox's senior or subordinated indebtedness, the subordination provisions of the applicable securities resolution will provide that no payments may be made in respect of the junior subordinated debentures or other debt securities until the senior or subordinated indebtedness has been paid in full or any payment default thereunder has been cured or waived. Cox's failure to make required payments on any junior subordinated debentures or other debt securities would constitute a trust event of default.

     Limited Purpose of Cox Trust. Cox Trust's trust preferred securities evidence undivided beneficial ownership interests in the assets of Cox Trust, and Cox Trust exists for the sole purposes of issuing its trust preferred securities and trust common securities, investing the proceeds in junior subordinated debentures or other debt securities and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture or other debt security is that a holder of a junior subordinated debenture or other debt security is entitled to receive from Cox the principal amount of and interest accrued on the corresponding junior subordinated debentures or other debt securities, while a holder of trust preferred securities is entitled to receive distributions from Cox Trust, or from Cox under the preferred securities guarantee agreement, if and to the extent Cox Trust has funds available for the payment of the distributions.

     Rights Upon Dissolution. Upon any voluntary or involuntary dissolution of Cox Trust involving the liquidation of the junior subordinated debentures or other debt securities, the holders of the trust preferred securities will be entitled to receive the liquidation distribution in cash, out of assets of Cox Trust and after satisfaction of creditors of Cox Trust as provided by applicable law. If Cox becomes subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the junior subordinated debentures or other debt securities, would be one of Cox's junior subordinated creditors. The property trustee would be subordinated in right of payment to all of Cox's senior indebtedness and subordinated indebtedness, but it would be entitled to receive payment in full of principal and interest before Cox's stockholders receive payments or distributions. Cox is the guarantor under the preferred securities guarantee agreement and pursuant to the junior subordinated debenture indenture, as borrower, has agreed to pay all costs, expenses and liabilities of Cox Trust other than Cox Trust's obligations to the holders of the trust preferred securities. Accordingly, in the event of Cox's liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of junior subordinated debentures or other debt securities, are expected to be substantially the same relative to Cox's other creditors and to Cox's stockholders.
                                      -35-

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS


     Cox may issue stock purchase contracts, representing contracts obligating holders to purchase from Cox and Cox to sell to the holders, a specified number of shares of Class A common stock at a future date or dates. The price per share of Class A common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, which are referred to as stock purchase units, consisting of a stock purchase contract and, as security for the holder's obligations to purchase the Class A common stock under stock purchase contracts, either:

          o senior debt securities, subordinated debt securities or junior subordinated debt securities of Cox;

          o debt obligations of third parties, including U.S. Treasury securities; or

          o    preferred securities of Cox Trust.


     The stock purchase contracts may require Cox to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances Cox may deliver newly issued prepaid stock purchase contracts, which are referred to as prepaid securities, upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

 DESCRIPTION OF RIGHTS TO PURCHASE CLASS A COMMON STOCK, PREFERRED STOCK OR DEBT
                                   SECURITIES


     Cox may issue rights to its stockholders to purchase Class A common stock, preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

     The prospectus supplement will provide the terms of the rights to be issued, including:

          o the date of determining the stockholders entitled to the rights distribution;

          o    the securities for which the rights are exercisable;

          o the aggregate number or amount of securities purchasable upon exercise of the rights;

          o    the exercise price;

          o    the aggregate number of rights being issued;

          o the date, if any, on and after which the rights may be transferable separately;

          o the date on which the right to exercise the rights will commence and the date on which the right will expire;

          o if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the rights; and

          o any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

     In addition, in the case of rights to purchase debt securities, the prospectus supplement will provide:

          o the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt rights, and the procedures and conditions relating to the exercise of the debt rights;

          o the designation and terms of any related debt securities with which the debt rights are issued, and the number of the debt rights issued with each security; and

          o the principal amount of debt securities purchasable upon exercise of each debt right, and the price at which the principal amount of the debt securities may be purchased upon exercise.

Exercise of Rights

     Each right will entitle the holder of rights to purchase for cash the number of shares of Class A common stock or preferred stock or the principal amount of debt securities at the exercise price as shall be set forth in the prospectus supplement relating to the rights being offered. Rights may be exercised at any time up to the close of business on the expiration date for the rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

     Rights may be exercised as set forth in the applicable prospectus supplement relating to the rights being offered. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the Class A common stock, preferred stock or debt securities purchasable upon such exercise. In the event that not all of the rights issued in any rights offering are exercised, we may determine to offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

     Cox and Cox Trust may sell the securities to one or more underwriters or dealers for public offering and sale by them, or it may sell the securities to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

          o    the name or names of any underwriters;

          o the purchase price of the securities and the proceeds to Cox or Cox Trust from the sale;

          o    any   underwriting   discounts   and  other  items   constituting
               underwriters' compensation;

          o    any public offering price;

          o any discounts or concessions allowed or reallowed or paid to dealers;

          o place and time of delivery for the securities offered in the prospectus supplement; and

          o any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

     Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

     Cox and Cox Trust may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from Cox in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, Cox and its subsidiaries in the ordinary course of business.

     Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with Cox and Cox Trust, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

     Dow, Lohnes & Albertson, PLLC, of Washington, D.C., and Richards, Layton & Finger, P.A., of Wilmington, Delaware, will pass upon the validity of the securities offered in the prospectus supplement for Cox and Cox Trust, respectively.

                                     EXPERTS

     The consolidated financial statements of Cox Communications, Inc. incorporated in this prospectus by reference from the Annual Report of Cox Communications, Inc. on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

     Cox is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the SEC. Cox's SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy any document Cox files at the SEC's public reference rooms in Washington, D.C. (450 5th Street, N.W.), in New York and Chicago or obtain copies of such materials by mail. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges, as well as the Public Reference Section's charges for mailing copies of the documents Cox has filed.

     You can also inspect and copy any of Cox's SEC filings at the offices of the New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York, 10005.

                      INFORMATION INCORPORATED BY REFERENCE

     Cox incorporates by reference in this prospectus the following documents filed by Cox with the SEC:

          o Cox's annual report on Form 10-K for the year ended December 31, 2000;

          o Cox's quarterly report on Form 10-Q for the quarter ended March 31, 2001;

          o Cox's current report on Form 8-K, dated February 13, 2001 and filed February 20, 2001;

          o Cox's current report on Form 8-K/A, dated February 13, 2001 and filed March 8, 2001;

          o Cox's current report on Form 8-K, dated March 9, 2001 and filed March 12, 2001;

          o Cox's current report on Form 8-K, dated May 18, 2001 and filed May 25, 2001;

          o Cox's current report on Form 8-K/A, dated May 18, 2001 and filed July 12, 2001; and

          o Cox's definitive proxy statement for the 2001 annual meeting of stockholders, filed March 29, 2001.

     A description of our Class A common stock, par value $1.00 per share, appears in the section captioned "Description of Capital Stock" contained in our registration statement on Form 8-A/A filed pursuant to Section 12(b) of the Securities Exchange Act of 1934 on April 11, 2001. That description is also incorporated herein by reference in this prospectus.

     All documents which Cox will file with the SEC, under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of securities offered by this prospectus shall be deemed to be incorporated by reference in, and to be a part of, this prospectus from the date such documents are filed. Cox's SEC file number for Securities Exchange Act documents is 1-6590. Cox will provide without charge, to any person who receives a copy of this prospectus and the accompanying prospectus supplement, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

                                 Mark W. Major,
                                    Treasurer
                            Cox Communications, Inc.
                              1400 Lake Hearn Drive
                             Atlanta, Georgia 30319
                            Telephone: (404) 843-5000

     Any statement contained in this prospectus or in a document incorporated by reference in, or deemed to be incorporated by reference in, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in:

          o    the prospectus;

          o    the accompanying prospectus supplement; or

          o any other subsequently filed document which also is incorporated by reference in, or is deemed to be incorporated by reference in, this prospectus;

          o    modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Cox has not included or incorporated by reference separate financial statements of Cox Trust into this prospectus. Cox does not consider such financial statements to be material to holders of the trust preferred securities of Cox Trust because:

          o all of the voting securities of Cox Trust will be owned, directly or indirectly, by Cox, a reporting company under the Securities Exchange Act;

          o Cox Trust is a special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of Cox Trust and investing the proceeds thereof in junior subordinated debentures or other debt securities issued by Cox; and

          o Cox's obligations described in this prospectus and in any accompanying prospectus supplement under the declaration of trust of Cox Trust, the preferred securities guarantee issued by Cox with respect to the trust preferred securities issued by Cox Trust, the debt securities or junior subordinated debentures of Cox purchased by Cox Trust and the applicable indenture pursuant to which such debt securities or junior subordinated debentures are issued, taken together, constitute direct obligations of Cox and a full and unconditional guarantee of the trust preferred securities of Cox Trust.



                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following are the expenses of issuance and distribution of the securities registered hereunder on Form S-3, other than underwriting discounts and commissions. All amounts except the registration fee are estimated.

         Registration fee....................................................................   $125,000

         Rating Agency fees..................................................................     50,000

         Legal fees and expenses.............................................................    100,000

         Accounting fees and expenses........................................................     50,000

         Printing and engraving expenses.....................................................     70,000

         Trustee's fees......................................................................     60,000

         Miscellaneous.......................................................................     45,000
                                                                                                  ------

                                                                                        Total   $500,000

     All of the above expenses have been or will be paid by Cox.

Item 15.  Indemnification of Directors and Officers.

     Reference is made to Section 102(b)(7) of the Delaware General  Corporation
Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section
174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. Cox's
Amended Certificate of Incorporation contains a provision which eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The
Amended Certificate of Incorporation of Cox provides that Cox shall indemnify its directors and officers to the fullest extent permitted by Delaware law.

     The declaration of trust provides that no trustee, affiliate of any trustee
or  any  officers,  directors,   stockholders,   members,  partners,  employees,
representatives  or agents of any trustee or any  employee or agent of Cox Trust or its affiliates,  each referred to as an indemnified person,  shall be liable, responsible  or  accountable in damages or otherwise to any employee or agent of
Cox Trust or its affiliates or any officers, directors, stockholders, employees, representatives  or agents of Cox or its affiliates,  or to any holders of trust securities of Cox Trust for any loss,  damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of Cox Trust and in a manner such indemnified person reasonably  believed to be within the scope of the authority  conferred on such indemnified person by the  declaration  of trust of Cox Trust or by law,  except  that an  indemnified person shall be liable for any such loss,  damage or claim incurred by reason of such  indemnified  person's  gross  negligence  (or, in the case of the property trustee of Cox Trust,  negligence)  or willful  misconduct  with respect to such acts or omissions.  The  declaration of trust also provides that, to the fullest extent  permitted by applicable  law, Cox shall indemnify and hold harmless each indemnified  person from and against any loss,  damage or claim incurred by such indemnified person by reason of any act or omission performed or omitted by such indemnified  person in good  faith on  behalf of Cox Trust and in a manner  such indemnified  person  reasonably  believed  to be within  the scope of  authority conferred on such indemnified person by the declaration of trust, except that no indemnified  person shall be entitled to be  indemnified in respect of any loss, damage  or  claim  incurred  by such  indemnified  person  by  reason  of  gross negligence (or, in the case of the property trustee of Cox Trust, negligence) or
                                      II-1

willful misconduct with respect to such acts or omissions. The declaration of trust further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an indemnified person in defending any claim, demand, action, suit or the final disposition of such claim, demand, action, suit or proceeding shall, from time to time, be advanced by Cox prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Cox of an undertaking by or on behalf of the indemnified person to repay such amount if it shall be determined that the indemnified person is not entitled to be indemnified pursuant to the declaration of trust.

         Item 16.  Exhibits.

           Exhibit

            Number       Description

            *1.1    Form of Underwriting Agreement.

            3.1--   Amended and Restated  Certificate  of  Incorporation  of Cox
                    Communications, Inc., as amended (incorporated by reference to exhibit 3.1 to Cox's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000).

            3.2--   Bylaws  of  Cox   Communications,   Inc.   (incorporated  by
                    reference to exhibit 3.2 to Cox's Registration  Statement on
                    Form S-4, file no. 33-80152, filed on December 16, 1994).

            4.1--   Indenture   dated  as  of  June   27,   1995   between   Cox
                    Communications,  Inc. and The Bank of New York,  as trustee, relating to the debt securities  (incorporated  by reference to exhibit 4.1 to Cox's Registration  Statement on Form S-1, file no. 33-99116, filed on November 8, 1995).

            4.2-- First Supplemental Indenture, dated as of August 12, 1999, between Cox Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to exhibit 4.4 to Cox's Current Report on Form 8-K filed on August 23, 1999).

            4.3-- Second Supplemental Indenture, dated as of October 6, 1999, by and between Cox Communications, Inc. and The Bank of New
                    York, as Trustee (incorporated by reference to exhibit 4.1 to Cox's Quarterly Report on Form 10-Q filed on November 8,
                    1999).

            4.4-- Second Supplemental Indenture, dated as of March 14, 2000, between Cox Communications, Inc. and The Bank of New York, as Trustee (incorporated by reference to exhibit 4.9 to Cox's Annual Report on Form 10-K for the year ended December
                    31, 1999).

            4.5-- Third Supplemental Indenture, dated as of April 19, 2000, by and between Cox Communications, Inc. and The Bank of New
                    York, as Trustee (incorporated by reference to exhibit 4.1 of Cox's Current Report on Form 8-K filed April 24, 2000).
                    4.6-- Fourth  Supplemental  Indenture,  dated as of February
                    23, 2001, between Cox  Communications,  Inc. and The Bank of
                    New York, as Trustee  (incorporated  by reference to Exhibit
                    4.13 to Cox's Annual  Report on Form 10-K for the year ended
                    December 31, 2000).

            4.7--   Form of Indenture for Junior Subordinated  Debentures of Cox
                    Communications,  Inc.  (incorporated by reference to exhibit
                    4.2 to Cox's  Registration  Statement on Form S-3,  file no.
                    333-82575, filed on July 28, 1999).

            4.8--   Indenture,  dated as of January 30, 1998,  between TCA Cable
                    TV, Inc. and Chase Bank of Texas, National  Association,  as
                    Trustee  (incorporated by reference to exhibit 4(a) of TCA's
                    Registration Statement on Form S-3, file no. 333-32015).

            4.9--   First Supplemental  Indenture,  dated as of August 12, 1999, among TCA Cable TV, Inc., Cox Classic Cable,  Inc. and Chase
                    Bank   of   Texas,   National   Association,    as   Trustee
                    (incorporated  by reference to exhibit 4.2 to Cox's  Current
                    Report on Form 8-K filed on August 25, 1999).

            4.10-- Certificate of Trust of Cox Trust I (incorporated by reference to exhibit 4.3 to Cox's Registration Statement on Form S-3, file no. 333-82575, filed on July 9, 1999).
                                      II-2

            4.11-- Declaration of Trust of Cox Trust I (incorporated by reference to exhibit 4.5 to Cox's Registration Statement on Form S-3, file no. 333-82575, filed on July 9, 1999).

            4.12--  Form of Amended and Restated  Declaration of Trust for Cox
                    Trust I (incorporated by reference to exhibit 4.9 to Cox's registration statement on Form S-3, file no. 33-82575, filed on July 28, 1999).

            4.13--  Form  of   Preferred   Securities   Guarantee   Agreement
                    (incorporated   by   reference   to  exhibit  4.5  to  Cox's
                    Registration  Statement  on Form  S-3,  file no.  333-82575, filed on July 28, 1999).

             4.14-- Guarantee  Agreement,  dated as of October 6, 1999, by and between Cox Communications, Inc., as Guarantor, and The Bank of New York, as Guarantee Trustee (incorporated by reference to exhibit 4.2 to Cox's Quarterly Report on Form 10-Q filed on November 8, 1999).

            4.15--  Registration  Rights  Agreement,  dated as of  October 1,
                    1998, between Cox Communications, Inc., on the one hand, and G.C. Investments and Barbara J. Greenspun as Trustee of the
                    Unified Credit Trust created under a Declaration of Trust dated December 6, 1998, on the other hand (incorporated by reference as exhibit 10.1 to Cox's current report on Form
                    8-K filed on October 18, 1998).

            *4.16   Form of Rights Agreement.

             5.1--  Opinion of Dow, Lohnes & Albertson, PLLC.

             5.2--  Opinion of Richards, Layton & Finger, P.A.

             10.1   Amended and Restated  364-Day Credit  Agreement  dated as of
                    June 29, 2001, among Cox Communications, Inc., the banks party thereto, The Chase Manhattan Bank, as administrative agent, The Bank of New York and Wachovia Bank, N.A., as documentation agents and Bank of America, N.A. and Mizuho
                    Bank as syndication agents.

             10.2 First Amendment dated as of June 29, 2001 in respect of the Five-Year Credit Agreement dated as of September 26, 2000, among Cox Communications, Inc., the banks party thereto, The
                    Chase Manhattan Bank, as  administrative  agent, The Bank of
                    New York and Wachovia Bank, N.A., as co-documentation agents and Bank of America, N.A., as syndication agent.

            12.1-- Statement setting forth computation of ratio of earnings to fixed charges.

            23.1--  Consent of Deloitte & Touche LLP.

            23.2-- Consent of Dow, Lohnes & Albertson, PLLC (contained in their opinion filed as exhibit 5.1). 23.3-- Consent of Richards, Layton & Finger, P.A. (contained in their opinion filed as exhibit 5.2). 24.1-- Powers of Attorney (included on the signature page).

            24.2-- Powers of Attorney for Cox, as Sponsor, to sign the Registration Statement on behalf of Cox Trust I (included in exhibit 4.11).

            25.1--  Form  T-1  Statement  of  Eligibility   under  the  Trust
                    Indenture  Act of 1939 of The Bank of New York,  as  trustee under the indenture.

            25.2--  Form  T-1  Statement  of  Eligibility   under  the  Trust
                    Indenture Act of 1939 of The Bank of New York (Delaware), as
                    trustee under the Junior Subordinated Debenture Indenture.

             25.3-- Form  T-1  Statement  of  Eligibility  for The Bank of New
                    York,  as  property   trustee  and  The  Bank  of  New  York
                    (Delaware),  as  Delaware  trustee  under  the  Amended  and
                    Restated Declaration of Trust for Cox Trust I.

             25.4-- Form  T-1  Statement  of  Eligibility  for The Bank of New
                    York, as guarantee  trustee  under the Preferred  Securities
                    Guarantee Agreement.
                                      II-3

     * To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated by reference herein.

Item 17.  Undertakings.

     Each Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
               and

          (c)  to include any material  information  with respect to the plan of
               distribution  not  previously   disclosed  in  this  registration
               statement  or any  material  change to such  information  in this registration statement;

     provided,  however,  that the  undertakings set forth in paragraphs (a) and
     (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That,  for purposes of determining  any liability  under the Securities
Act of 1933,  each filing of a  Registrant's  annual report  pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) If any of the securities are offered at competitive bidding, (a) to use its best  efforts to  distribute  prior to the opening of bids,  to  prospective bidders,  underwriters,  and  dealers,  a  reasonable  number  of  copies  of  a prospectus  which at that time meets the  requirements  of Section  10(a) of the
Securities Act of 1933,  and relating to the  securities  offered at competitive
bidding,  as  contained  in  the  registration  statement,   together  with  any
supplements thereto, and (b) to file an amendment to the registration  statement reflecting  the  results of  bidding,  the terms of the  reoffering  and related matters to the extent required by the applicable  form, not later than the first use,  authorized  by the  issuer  after the  opening  of bids,  of a  prospectus relating to the  securities  offered at competitive  bidding,  unless no further public  offering  of such  securities  by the issuer and no  reoffering  of such securities by the purchasers is proposed to be made.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                      II-4

     Each Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
                                     II-5

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Cox
Communications, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 9, 2001.

                                      COX COMMUNICATIONS, INC.



                                      By: /s/ James O. Robbins
                                          --------------------------------------
                                          James O. Robbins
                                          President and Chief Executive Officer




                                POWER OF ATTORNEY

     Cox  Communications,  Inc., a Delaware  corporation,  and each person whose signature appears below,  constitutes and appoints James O. Robbins and Jimmy W.
Hayes,  and either of them,  with full  power to act  without  the  other,  such person's true and lawful attorneys-in-fact,  with full power of substitution and resubstitution,  for him or her and in his or her name,  place and stead, in any and all capacities,  to sign this registration statement, any subsequent related registration  statement filed pursuant to Rule 462(b) or Rule 462(d) promulgated under  the  Securities  Act  of  1933,  and  any  and  all  amendments  to  such registration statements and other documents in connection therewith, and to file the same, and all exhibits thereto and other documents in connection  therewith,
with   the   Securities   and   Exchange   Commission,    granting   unto   said
attorneys-in-fact,  and each of them, full power and authority to do and perform each and every act and thing  necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact, or any of them, or their or his or her  substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of Cox Communications, Inc. and in the capacities and on the dates indicated.



               Signature                                    Title                                     Date


          /s/ James C. Kennedy                Chairman of the Board of Directors                  July 9, 2001
--------------------------------------------
         James C. Kennedy

         /s/ James O. Robbins
------------------------------------
         James O. Robbins                       President and Chief Executive                     July 9, 2001
                                                      Officer, Director

                  /s/ Jimmy W. Hayes
             Jimmy W. Hayes                 Executive Vice President, Finance and                 July 9, 2001
                                          Administration and Chief Financial Officer
                                                (Principal Financial Officer)

         /s/ William J. Fitzsimmons
------------------------------------
         William J. Fitzsimmons                Vice President of Accounting and                   July 9, 2001
                                                      Financial Planning
                                                (Principal Accounting Officer)


               Signature                                    Title                                     Date

         /s/ David E. Easterly
------------------------------------
         David E. Easterly                                 Director                               July 9, 2001

         /s/ Robert C. O'Leary                             Director
------------------------------------
         Robert C. O'Leary                                                                        July 9, 2001

         /s/ Janet M. Clarke                               Director
------------------------------------
         Janet M. Clarke                                                                          July 9, 2001




                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, Cox Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on July 9, 2001.



                    COX TRUST I

                    By:      Cox Communications, Inc.,
                             as Sponsor


                    By:               /s/ Jimmy W. Hayes
                             --------------------------------------------
                          Name:   Jimmy W. Hayes
                          Title:  Executive Vice President, Finance and
                                  Administration and Chief Financial Officer